Exhibit H

                CONFIDENTIAL - NOT TO BE REPRODUCED OR CIRCULATED

                      POLLACK INVESTMENT PARTNERSHIP, L.P.

                        A NEW JERSEY LIMITED PARTNERSHIP

                          PRIVATE PLACEMENT MEMORANDUM

                          LIMITED PARTNERSHIP INTEREST

                                    JUNE 2000

THIS PRIVATE PLACEMENT MEMORANDUM HAS BEEN SUBMITTED TO YOU CONFIDENTIALLY IN CONNECTION WITH THE PRIVATE PLACEMENT OF LIMITED PARTNERSHIP INTERESTS AND DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE INTERESTS IN ANY STATE OR JURISDICTION IN WHICH THE OFFER OR SALE OF THE INTERESTS WOULD BE PROHIBITED OR TO ANY ENTITY OR INDIVIDUAL NOT POSSESSING THE QUALIFICATIONS DESCRIBED IN THIS MEMORANDUM.

                             For the information of:

                        _________________Number _________

                     PRIVATE OFFERING TO QUALIFIED INVESTORS
                 AND A LIMITED NUMBER OF NON-QUALIFIED INVESTORS

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THE LIMITED PARTNERSHIP INTERESTS REFERRED TO IN THIS PRIVATE PLACEMENT
MEMORANDUM HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND THOSE LAWS. THE INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE 1933 ACT AND THE SECURITIES LAWS OF CERTAIN STATES PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION. THE INTERESTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAS ANY OF THOSE AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

IN NO EVENT SHOULD THIS PRIVATE PLACEMENT MEMORANDUM BE DUPLICATED OR TRANSMITTED TO ANYONE OTHER THAN THE PROSPECTIVE INVESTOR TO WHOM IT WAS DIRECTED BY WRITTEN COMMUNICATION OF THE OFFEROR.

CALIFORNIA

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE CALIFORNIA CORPORATION CODE BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE CALIFORNIA CORPORATIONS CODE, IF SUCH REGISTRATION IS REQUIRED.

CONNECTICUT

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE BANKING COMMISSIONER OF THE STATE OF CONNECTICUT NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FLORIDA

PURSUANT TO SECTION 517.061(11) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, AN OFFEREE WHO IS A RESIDENT OF FLORIDA MAY, AT THE OFFEREE'S OPTION, VOID ANY PURCHASE HEREUNDER WITHIN A PERIOD OF THREE (3) DAYS AFTER HE
(A) FIRST TENDERS OR PAYS THE CONSIDERATION TO THE PARTNERSHIP REQUIRED HEREUNDER OR (B) DELIVERS HIS EXECUTED SUBSCRIPTION AGREEMENT WHICHEVER OCCURS LATER, TO ACCOMPLISH THIS, IT IS SUFFICIENT FOR A FLORIDA OFFEREE TO SEND A LETTER OR TELEGRAM TO THE PARTNERSHIP WITHIN THE THREE (3) DAY PERIOD, STATING THAT HE IS VOIDING AND RESCINDING THE PURCHASE. IF AN OFFEREE SENDS A LETTER, IT IS PRUDENT TO DO SO BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND TO EVIDENCE THE TIME OF MAILING.

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ILLINOIS

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECRETARY OF STATE OF ILLINOIS OR THE STATE OF ILLINOIS, NOR HAS THE SECRETARY OF STATE OF ILLINOIS OR THE STATE OF ILLINOIS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
IOWA

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

NORTH CAROLINA

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

PENNSYLVANIA

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EACH SUBSCRIBER WHO IS A PENNSYLVANIA RESIDENT HAS THE RIGHT TO WITHDRAW HIS
ACCEPTANCE WITHOUT INCURRING ANY LIABILITY TO THE PARTNERSHIP OR ANY OTHER PERSON WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE PARTNERSHIP OF HIS DULY EXECUTED SUBSCRIPTION AGREEMENT OR THE INITIAL PAYMENT FOR THE PURCHASE OF HIS LIMITED PARTNERSHIP INTEREST, WHICHEVER IS LATER. ANY NOTICE OF WITHDRAWAL SHOULD BE MADE BY TELEGRAM OR CERTIFIED OR REGISTERED MAIL AND WILL BE EFFECTIVE UPON DELIVERY TO WESTERN UNION OR DEPOSIT IN THE UNITED STATES MAILS, TRANSMITTAL OR POSTAGE FEES PAID. UPON SUCH WITHDRAWAL, THE SUBSCRIBER WILL HAVE NO OBLIGATION OR DUTY UNDER THE SUBSCRIBER AGREEMENT TO THE PARTNERSHIP, THE GENERAL PARTNERS, OR ANY OTHER PERSON, AND WILL BE ENTITLED TO THE FULL RETURN OF ANY AMOUNT PAID BY HIM, WITHOUT INTEREST.

NEITHER THE PENNSYLVANIA SECURITIES COMMISSION NOR ANY OTHER AGENCY HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PENNSYLVANIA SUBSCRIBERS MAY NOT SELL THEIR PARTNERSHIP INTEREST FROM THE DATE OF PURCHASE IF SUCH A SALE WOULD VIOLATE SECTION 203(d) OF THE PENNSYLVANIA SECURITIES ACT.

TEXAS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER APPLICABLE LAWS OF TEXAS AND THEREFORE CANNOT BE RESOLD OR TRANSFERRED UNLESS SUBSEQUENTLY REGISTERED UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

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                                TABLE OF CONTENTS

Introduction ............................................................... 8

Summary Description of thePartnership and the Offering ..................... 8
         Investment Objective .............................................. 8
         Investment Approach and Policies .................................. 8
         Special Techniques ................................................ 9
         Scheduled Term of Partnership ..................................... 9
         Minimum Initial Investment by Limited Partners .................... 9
         Expenses .......................................................... 9
         Administrative Fee ................................................ 9
         Allocation of Profit or Loss ...................................... 9
         Additional Contributions ......................................... 10
         Admission of Limited Partners .................................... 10
         Withdrawals by Limited Partners .................................. 10
         Eligibility Standards for Investors .............................. 10
         Compensation to Third Parties .................................... 11

Evaluating The Partnership ................................................ 11
         Investment Techniques ............................................ 11
         Special Techniques ............................................... 12
                  Short-Term Trading ...................................... 12
                  Leverage ................................................ 13
                  Option Strategies ....................................... 13
                  Derivatives ............................................. 13
         Publicly Distributed Securities .................................. 13
         Portfolio Transactions and Brokerage ............................. 14
         Use of Cash and Cash Equivalents ................................. 15

Management ................................................................ 16
         The General Partners ............................................. 16
         Lawrence Seidman ................................................. 16
                  Prior Investment Experience of Seidman Entities ......... 17
         Dennis Pollack ................................................... 18

Certain Risks ............................................................. 18
         Dependence on the General Partners ............................... 18
         Risks of Special Techniques and Short Sales ...................... 18
                  Short-Term Trading ...................................... 18
                  Leverage ................................................ 18
                  Short Sales ............................................. 19
                  Options ................................................. 19
         Small Cap Stocks ................................................. 19
         Derivative Instruments ........................................... 19

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         High Risk Investments ............................................ 19
         Extraordinary Expenses ........................................... 20
         Lack of Liquidity of Partnership Assets .......................... 20
         Illiquidity ...................................................... 20
         Changes in Applicable Law ........................................ 20

Conflicts of Interest ..................................................... 21
         Service of the General Partners .................................. 21
         Allocation of Investment Opportunities ........................... 21
         Co-Investment by the General Partners ............................ 21
         General Partners' Share of Profits ............................... 21
         Resolution of Conflicts .......................................... 22

Tax Consequences .......................................................... 22
         Federal Income Tax Considerations in General ..................... 22
         Federal Income Tax Rules Applicableto Options and Hedging
         Transactions ..................................................... 23
                  Options in General ...................................... 23
                  Section 1256 Contracts .................................. 24
                  Straddles ............................................... 24
         Allocation of Taxable Income ..................................... 25
         State and Local Tax Consequences ................................. 25
         Tax Information .................................................. 25
         ERISA Considerations ............................................. 25
         Unrelated Business Taxable Income ("UBTI") ....................... 27

The Partnership Agreement ................................................. 27
         Control .......................................................... 27
         Liability of the General Partner ................................. 27
         Liability of the Limited Partners ................................ 27
         Additional Contributions; New Limited Partners ................... 28
         Form of Contributions ............................................ 28
         Allocations ...................................................... 28
         Expenses ......................................................... 28
         Withdrawals by Limited Partners .................................. 30
         Withdrawals by the General Partner and Limited Partners that are
         Affiliates of General Partner .................................... 31
         Term of Partnership .............................................. 31
         Dissolution ...................................................... 31
         Reports .......................................................... 31
         Amendments ....................................................... 32
         Indemnification .................................................. 32
         Rights of Transfer ............................................... 32

Investing in The Partnership .............................................. 33
         Minimum Subscription ............................................. 33
         Investor Suitability Standards ................................... 33
         Access to Information ............................................ 35
         Method of Subscription ........................................... 35

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Miscellaneous Securities Matters .......................................... 36
         Registration Under the Investment Act ............................ 36
         Exemption from the Investment Company Act ........................ 36

Additional Information..................................................... 36

Professional Assistance.................................................... 36

Exhibit A.................................................................. 37

Exhibit B.................................................................. 56

Exhibit C.................................................................. 62

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                                  INTRODUCTION

Pollack Investment Partnership, L.P. (The "Partnership"), formed in June 2000, is a New Jersey limited partnership which will seek to maximize capital appreciation in the securities markets through analysis of individual securities, not markets. Securities will be selected on the basis of perceived pricing inefficiencies in stocks based on their comparison to other stocks in the same industry segment, growth rate in either earnings or assets and cash flow. The partnership will primarily focus upon the purchase of shares of publicly traded thrifts and banks, but may expand this investment approach depending upon market factors. The General Partners believe the majority of these opportunities occur in companies not well followed by Wall Street research. Market risk may be hedged through the use of short sales and various option strategies.

                           SUMMARY DESCRIPTION OF THE
                          PARTNERSHIP AND THE OFFERING

The Partnership offers limited partnership interests (an "Interest" or the "Interests", as appropriate), privately, to no more than 35 "non accredited" investors and to "accredited" investors who, upon admission to the Partnership, become its limited partners (a "Limited Partner" or the "Limited Partners", as appropriate). The following is a summary description of the Partnership and certain of the major terms of the offering and is qualified in its entirety by information appearing elsewhere in this Private Placement Memorandum and in the Partnership's Agreement of Limited Partnership (the "Partnership Agreement"), which is annexed hereto.

MANAGEMENT
                              Dennis Pollack ("Pollack") and Lawrence B. Seidman ("Seidman") shall serve as the General Partners and have complete and exclusive control of the management of the Partnership. Pollack has over 12 years experience in the banking business. Seidman has over 16 years experience in the investment business. The General Partners will be permitted to share fees and other financial benefits with third parties.

INVESTMENT OBJECTIVE
                              The Partnership's investment objective is to maximize capital appreciation by long and short-term investments in, and the short sale of, securities. See "EVALUATING THE PARTNERSHIP".

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INVESTMENT APPROACH
AND POLICIES
                              The Partnership will seek to meet its objectives through investment in what are deemed to be inefficiently priced stocks based on estimates of future growth rate in earnings or assets and cash flow. The Partnership will primarily focus upon the purchase of shares of publicly traded thrifts and banks, but may expand this investment approach depending upon market factors. The Partnership may affect short sales of securities, which the General Partners consider to be overpriced, or subject to adverse business conditions not currently reflected in their price.

SPECIAL TECHNIQUES
                              The Partnership May attempt to enhance its performance by engaging in short-term trading and by using leverage and certain hedging techniques. See "EVALUATING THE PARTNERSHIP-Special Techniques".

SCHEDULED TERM OF
PARTNERSHIP
                              20 years. See "THE PARTNERSHIP AGREEMENT-Term of Partnership".

MINIMUM INITIAL
INVESTMENT BY
LIMITED PARTNERS
                              $100,000, subject to waiver by the General
                              Partners under appropriate circumstances. See "INVESTING IN THE PARTNERSHIP-General Information".

                              EXPENSES Organizational, administrative, legal, proxy, audit and investment expenses will be paid by the Partnership. See "THE PARTNERSHIP AGREEMENT-Expenses".

ADMINISTRATIVE FEE
                              The Partnership will pay the General Partners, as of the end of each fiscal quarter of the Partnership, an administrative fee at an annual rate equal to 1% of the value of the Partnership's assets. See "THE PARTNERSHIP AGREEMENT-Expenses".

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ALLOCATION  OF PROFIT  OR LOSS
                              Net Profit for each year (as defined below) will be allocated to the Partners, on the basis of the proportion that each Partner's capital accounts bear to the capital accounts of all the Partners. At the end of the fiscal year, 20% of the Net Profit allocated to the accounts of the Limited Partners will be re-allocated to the General Partners (the "Incentive Allocation"). The General Partners may reallocate to special Limited Partners and other third parties all or a portion of the Incentive Allocation. Net loss for each fiscal year (as defined below) generally will be allocated to each Partner in proportion to and in accordance with the capital account of the Partner. To the extent losses have been allocated to the account of a Partner, 100% of Net Profits attributable to such Partner will be allocated to the account of that Partner until all such losses have been recouped. Only after such losses have been recouped will the General Partners be entitled to the 20% Incentive Allocation on subsequent profits. See"THE PARTNERSHIP AGREEMENT-Allocations". ADDITIONAL CONTRIBUTIONS
                              At the discretion of the General Partners, additional contributions to the Partnership may be made by a Partner. See "THE PARTNERSHIP AGREEMENT-Additional Contributions; New Limited Partners".

ADMISSION OF LIMITED
PARTNERS
                              New Limited Partners May be admitted to the Partnership at the discretion of the General Partners. See "THE PARTNERSHIP
                              AGREEMENT-Additional Contributions; New Limited Partners".

WITHDRAWALS BY
LIMITED PARTNERS
                              Withdrawals by Limited Partners of all or a portion of a Capital Account are permitted annually as of the last day of the Fiscal Year on 90 days written notice to the General Partners provided the Limited Partner has been a Partner of the Partnership for eight full fiscal quarters, unless otherwise permitted at the discretion of the General Partners. The withdrawing Limited Partner shall pay for any costs incurred by the Partnership to effectuate the withdrawal. At the discretion of the General Partners, distributions upon withdrawal may be in cash or in kind or both. See "THE PARTNERSHIP AGREEMENT-Withdrawals by Limited Partners".

ELIGIBILITY STANDARDS
FOR INVESTORS
                              Interests described in this Private Placement Memorandum are not registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon the exemption contained in Section 4(2) of the 1933 Act and Regulation D thereunder for transactions not involving a public offering. An offer and sale of Interests is made only to a prospective investor who satisfies, in the judgment of the General Partners, certain suitability standards. See "INVESTING IN THE PARTNERSHIP-Investor Suitability Standards".

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COMPENSATION TO
THIRD PARTIES
                              Interests in the Partnership may be offered with the assistance of registered broker dealers and others who are not affiliated with the Partnership. Subject to applicable state securities laws, such persons may receive compensation for their services based on the percentage of the amount invested as a result of their services. The identity and amount of compensation to be paid will be disclosed to the prospective Limited Partner prior to the acceptance of his Subscription Agreement by the Partnership.

                           EVALUATING THE PARTNERSHIP

     The Partnership is a New Jersey limited partnership formed in June 2000 which will seek to maximize capital appreciation in the securities markets through the purchase and short sale of securities, while hedging its risks through the use of various techniques such as short selling, and purchase and sale of stock and index options, convertible securities and fixed income securities. While the primary goal of the Partnership is long term capital gain through the purchase of publicly traded thrift and bank stocks, it will not overlook opportunities to identify short term aberrations in the pricing of certain securities and to take advantage of the resulting price movement. Such opportunities may arise when, for example, stock of a historically successful company suffers a large percentage loss as a result of a non-recurring event such as a sudden catastrophic loss or an unanticipated dividend cut. The Partnership may also take advantage of opportunities in time arbitrage when it believes the risk reward ratio is strongly in its favor. Time arbitrage is the purchase of securities of companies involved in takeovers, restructuring, stock buy-backs, etc. The Partnership may buy the stock of such companies if it believes the "spread" between the market price and eventual price on the completion of the transaction is great enough on a percentage basis to merit investment.

     While the Partnership will invest primarily in publicly traded common stocks, investments may, from time to time, include stock warrants, rights, preferred stocks, securities purchased in private placements or other restricted securities, bonds and other debt instruments, convertible securities, put and call options, swaps, forward contracts and other financial instruments and short sales of the foregoing.

Investment Techniques

     The Partnership will attempt to maximize capital gains through analysis of individual securities, not markets. The General Partners believe that over extended periods of time stock selection, not market timing, is the key ingredient of investment success. Therefore, the Partnership will concentrate its efforts in a "bottoms-up" stock selection process as opposed to a "top-down" macro-economic approach. Securities will be selected primarily on the basis of what the General Partners deem to be inefficiencies in the pricing of the stock at any given time. These inefficiencies can occur when the market is overlooking the potential of a company's assets, cash flow, brand names or market niche, and securities with these characteristics are often referred to as "value" stocks. Underevaluation can also occur when a company's current or future growth in earnings is not attracting a price/earning ratio in line with that growth or its assets are not being properly allocated to maximize the return on said assets.

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     Generally, the Partnership will avoid investing in companies, which are widely followed by Wall Street analysts, as the opportunities for pricing inefficiencies in those companies are rare. The Partnership may take concentrated positions in those companies where it believes extraordinary capital gain potential exists. When the Partnership acquires more than 5% of a company's stock, it will be required to file a Form 13D disclosing its position and other data. The Partnership may attempt to acquire control of companies, which attempts may entail the Partnership's involvement in a proxy contest or other take-over litigation. Other partnerships in which Mr. Seidman was a general partner have been involved in seven proxy contests involving five separate companies in the past. If the General Partners are elected to serve on the Board of Directors of a company in which the Partnership has taken a position or serve as an officer of such company, the compensation for such service will not be shared with the Partnership.

     To hedge its position and with a view to enhancing its performance, the Partnership may sell securities short. If the Partnership believes a company has poor business prospects or its stock price has been inflated by overly optimistic Wall Street assessments, it may sell short expecting the stock price to decline substantially. Selling securities short involves selling securities that the Partnership does not own. To make delivery to the purchaser of the securities, the Partnership borrows securities from a third party lender. The Partnership typically fulfills its obligation to the lender by purchasing securities in the market. The Partnership generally is required to pledge cash with the lender equal to the market price of the borrowed securities. This deposit may be increased or decreased in accordance with changes in the market price of the borrowed securities. During the period in which the securities are borrowed, the lender typically retains its right to receive interest and dividends accruing to the securities, but pays the Partnership a fee for the use of the Partnership's cash. This fee is based on prevailing interest rates, the availability of the particular security for borrowing, and other market factors.

Special Techniques

     The Partnership may attempt to enhance its performance by engaging in short-term trading and by using leverage and attempt to hedge its portfolio by the use of options, warrants, convertible securities, and similar strategies. These special investment techniques are described below.

     Short-Term Trading.The Partnership will typically seek to invest and hold for the long term a "core" of equity securities. The extent of this core of equity positions will depend on market conditions, but typically will represent more than 50% of the Partnership's assets at any one time. From time to time, the Partnership may make frequent changes in that part of its portfolio that does not fall within the Partnership's core positions to take advantage of opportunities in the market.

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     Leverage. The Partnership expects to borrow funds for the purpose of purchasing securities. Loans to the Partnership will be arranged through broker-dealers with which the Partnership maintains customer accounts. The amount of borrowings that the Partnership may have outstanding at any time may be large in comparison to its capital.

     Option Strategies. The Partnership may purchase and sell put and call options on both securities and stock indexes for the purpose of hedging its portfolio positions. A stock index measures the movement of a certain group of stocks by assigning relative values to the common stocks included in the index. Examples of well-known stock indexes on which the Partnership may purchase put and call options are the Standard & Poor's composite Index of 500 Stocks, the Standard & Poor's 100 Index, the American Stock Exchange Major Market Index and the New York Stock Exchange Composite Index.

     Derivatives. The Partnership may use derivative securities to augment returns or reduce risk. Derivatives are securities products developed by banks and brokerage firms that are not traded on securities exchanges or in over-the-counter markets, but which mirror individual securities or "baskets" of securities.

     The Partnership does not presently intend to have derivatives represent a significant amount of its equity but, rather, may use them in the same manner as conventional option strategies.

Publicly Distributed Securities

     From time to time, the Partnership may purchase securities, which are part of a public distribution. If such securities trade at a premium in the secondary market immediately after the distribution process has commenced, the National Association of Securities Dealers, Inc. ("NASD") has taken the position in its Rules of Fair Practice that such securities are part of a "hot issue" and, accordingly members of the NASD may not sell such securities to an account in which a member, or a person having specified relationships with a member, of the NASD has an interest. In addition, in the case of senior bank officers and certain other persons, participation is permitted in hot issues only in certain circumstances.

     In view of this restriction, the Partnership Agreement provides a mechanism for the purchase of securities in a public distribution without presenting problems to any Limited Partner who would or might be deemed to come within the NASD prohibition or to the Partnership.

     In essence, the mechanism provided for in the Partnership Agreement for "hot issues" is for the Partnership to have, in addition to its regular accounts, a special account (the "Hot Issues Account"), the sole purpose of which is to purchase securities which are part of a public distribution and are considered a "hot issue". Only those Limited Partners who do not fall within the prohibition of the NASD will have a beneficial interest in the Hot Issues Account (as compared to the Partnership's regular accounts in which all Partners have an interest).

     A General Partner may not have a beneficial interest in the Hot Issues Account if he is affiliated with a member of the NASD, and accordingly, will not receive any of the net profits attributable to such investments. Portfolio Transactions and BrokeragePortfolio Transactions and BrokeragePortfolio Transactions and Brokerage

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     The General Partners are responsible for arranging for the execution of the
Partnership's portfolio transactions and the allocation of brokerage. Transactions on United States stock exchanges and on some foreign stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of foreign stock exchanges, commissions are fixed. No stated commission is generally applicable to securities traded in the over-the-counter markets, but the prices of those securities may include undisclosed commissions or markups.

     In arranging for execution of transactions on behalf of the Partnership, the General Partners seek to obtain the best price and execution for the Partnership, taking into account many factors including price, size of order, difficulty of execution, operational facilities of a brokerage firm, availability of particular securities from the executing broker-dealer, and the firm's risk in positioning a block of securities. Although the General Partners generally seek reasonably competitive commission rates, the Partnership may not necessarily pay the lowest commission available. The Partnership has no obligation to deal with any broker or group of brokers in executing transactions in portfolio securities.

     The General Partners may place brokerage business on behalf of the Partnership with brokers that provide supplemental research, market and statistical information to the General Partners. The phase "research, market and statistical information" includes advice as to the value of securities, the availability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of the Partnership are not necessarily reduced as a result of the receipt of this supplemental information, which may also be useful to other entities controlled by a General Partner in providing services to his clients. In addition, not all of the supplemental information may be used by the General Partners in connection with the Partnership.

     The Partnership will not consider turnover rate a limiting factor in making investment decisions consistent with its investment objective and policies.

Use of Cash and Cash Equivalents

     Pending investment of the proceeds of this offering in accordance with the Partnership's investment objective and policies, or when the General Partners believe the Partnership should follow a temporary defensive posture, or when the General Partners determine that opportunities for capital growth are unattractive, the Partnership may, without limitation, hold cash or invest in cash equivalents. Among the cash equivalents in which the Partnership may invest are: obligations of the United States Government, its agencies or instrumentalities ("U.S. government securities"); commercial paper; and certificates of deposit and bankers' acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation. The Partnership may also engage in repurchase agreements, may purchase shares of money market mutual funds and may receive interest paid on its credit balances.

                                   MANAGEMENT

The General Partners

Lawrence Seidman ("Seidman") is a Co-General Partner of the Partnership. Seidman is an attorney admitted to practice law in the States of New Jersey and New York and the District of Columbia. For the past sixteen years he has been involved as a general partner and/or counsel, in the organization of real estate and stock investment limited partnerships. Mr. Seidman, since approximately March 1999, has been a director of CNY Financial Corporation and its wholly owned subsidiary, Cortland Savings Bank; since August 1999, has been a director of South Jersey Financial Corporation and its wholly owned subsidiary, South Jersey Savings and Loan Association; and since March 2000 has been a director of Ambanc Holding Co., Inc. Since March 1999, Mr. Seidman has been the President, General Counsel and a director of Menlo Acquisition Corporation. Mr. Seidman is also Manager of Seidman & Associates, L.L.C., President of Veteri Place Corp., the sole General Partner of Seidman Investment Partnership, LP, Seidman Investment II LP, Manager of Federal Holdings, L.L.C. and business consultant to certain partnerships and individuals, including, but not limited to, Kerrimatt, LP. He has been a director of the Savings Bank of Rockland County and a director and Chairman of the Board of Crestmont Financial Corp., the holding company for Crestmont Federal Savings & Loan Association. He has also been an officer and director of Seidman & Rappaport, P.A., a law firm he organized and prior thereto was an associate at two separate law firms.

     On November 8, 1995, the acting Director of the Office of Thrift Supervision (OTS) issued a Cease and Desist Order against Seidman ("C&D") after finding that Seidman recklessly engaged in unsafe and unsound practices in the business of an insured institution. The C&D actions complained of were due to Seidman having allegedly obstructed an OTS investigation. The C&D ordered him to cease and desist from (i) any attempts to hinder the OTS in the discharge of its regulatory responsibilities, including the conduct of any OTS examination or investigation; and (ii) any attempt to induce any person to withhold material information from the OTS related to the performance of its regulatory responsibilities. The C&D also provided that, for a period of no less than three
(3) years, if Seidman became an institution-affiliated party of any insured depository institution subject to the jurisdiction of the OTS, to the extent that his responsibilities included the preparation or review of any reports, documents, or other information to be submitted to or reviewed by the OTS in the discharge of its regulatory functions, all such reports, documents, and other information, prior to submission to, or review by the OTS, were to be independently reviewed by the Board of Directors or a duly appointed committee of the Board to ensure that all material information and facts had been fully and adequately disclosed. In addition, a civil money penalty in the amount of $20,812 was assessed under the C&D. A copy of the entire opinion of the United States Court of Appeals for the Third Circuit, which reversed the OTS Director's first Decision and Order in connection with this matter, and copies of the decisions of the OTS Administrative Law Judge and OTS Director are available upon request.

          Prior Investment Experience of Seidman

     In the past, Mr. Seidman has principally invested in bank and thrift stocks through two limited liability companies and three limited partnerships. The following table recites the date of inception for each such entity and its performance through September 30, 1999:

                                                        Annualized %
                                                         Return on      Period
                                            Inception   Capital from      to
                 Entity                       Date      Inception(1)    9/30/99
----------------------------------------   ----------   ------------   --------
Seidman & Associates, LLC (2)                   12/94          22.80    58 Mos.
Federal Holdings, LLC                            7/98          34.70    15 Mos.
Seidman Investment Partnership, LP               1/95          27.80    57 Mos.
Seidman Investment Partnership II, LP            8/98          28.00    13 Mos.
Kerrimatt, LP                                   10/98          50.40    11 Mos.

(1) Return based upon initial investment of $1 at inception without consideration for additional capital contribution.

(2) This entity and Seidman & Associates II, LLC were merged together in or about April 1, 1999. The return set forth is for the merged entity.

     Mr. Seidman has filed a Schedule 13D in connection with ten companies. As of September 30, 1999, five of those companies had been sold. Each company was sold for cash and/or stock or a combination of both, at a price that provided Mr. Seidman's entities a significant profit on their purchased shares. As of September 30, 1999, five companies had not been sold, but their share price has significantly increased over the average price paid for said shares.

     Prior to June 1, 2000, once Mr. Seidman filed a Schedule 13D, he did not sell his share position with respect to any of said companies until a sale of the company was publicly announced. Most of the banks and thrifts in which Mr. Seidman invests are very thinly traded and therefore a sale of a substantial block could be very difficult. Furthermore, with respect to the companies for which Schedule 13D's have been filed, Mr. Seidman has not recognized a loss.

     Mr. Seidman does purchase less than 4.9% of companies for which no Schedule 13D is required. Mr. Seidman has sold some of these positions at a loss.

     Mr. Seidman's past performance is no guarantee of future success or profitability. Furthermore, Mr. Seidman, in the future, could suffer a loss on the sale of a stock in a company in which he has a Schedule 130 filed or could sell the stock before a sale of the company is announced.

Dennis Pollack. ("Pollack") is a Co-General Partner of the Partnership. Since December 1, 1996, Pollack has been the Managing Director of Pegasus Funding Group based in Newton Square, Pennsylvania, an asset based lender. From April 1996 to December 1998 he was President, Chief Executive Officer and a member of the Board of Directors of the Connecticut Bank of Commerce. Since October 1998, Pollack has been a consultant to Valley National Bank of Wayne, New Jersey and, since December 1998, has been a consultant to the Connecticut Bank of Commerce. From January 1995 to March 1996, he was Regional Vice President and National Director of Bank Consulting of Axiom Management Consulting, a management-consulting firm that provides specialized business processing reengineering services. From April 1995 to December 1995, he was Regional President of First Fidelity Bank, New York. From March 1988 to April 1995, Mr. Pollack was the President, Chief Executive Officer and a member of the Board of Directors of the Savings Bank of Rockland County. First Fidelity Bank purchased the Savings Bank of Rockland County. Mr. Pollack is the Chairman of the Salvation Army Board-Rockland County, New York and was previously on the Executive Committee for Good Samaritan Hospital and the Citizens Advisory Committee for the Helen Hayes Hospital.

                                  CERTAIN RISKS

     Purchasing Interests involves certain risks to an investor. Careful attention should be given to the significant risks discussed in the following summary.

Dependence on the General Partners

     Either Seidman or Pollack will make all decisions with respect to the management of the Partnership. Either General Partner will have the authority to bind the Partnership. Limited Partners have no right or power to take part in the management of the Partnership. As a result, the success of the Partnership for the foreseeable future depends largely upon the ability and continuing availability of the General Partners.

Risks of Special  Techniques  and Short Sales.

     Each of the special investment techniques that the Partnership may use is subject to certain risks that are summarized below.

     Short-Term Trading. Engaging in short-term trading may result in the Partnership's experiencing significant turnover and transactions costs.

     Leverage. Borrowing money to purchase securities will provide the Partnership with the opportunity for greater capital appreciation but, at the same time, may increase the Partnership's exposure to capital risk and higher current expenses. Moreover, if the Partnership's revenue's were not sufficient to pay the principal of and interest on the Partnership's debt when due, Partners could sustain a total loss of their investment.

     Short Sales. The possible losses to the Partnership from a short sale of a security differ from losses that could be incurred from a cash investment in the security; the former may be unlimited, whereas the latter can only equal the total amount of the cash investment. Short-selling activities are subject to restrictions imposed by the federal securities laws and the various securities exchanges.

     Options. Purchasing and selling call and put options entail risks. Although an option buyer's risk is limited to the amount of the purchase price of the option, an investment in an option may be subject to greater fluctuation than an investment in the underlying securities. In theory, an uncovered call writer's loss is potentially unlimited, but in practice the loss is limited by the duration of the call. The risk for a writer of a put option is that the price of the underlying security may fall below the exercise price.

     The effectiveness of purchasing or selling stock index options as a hedging technique depends upon the extent to which price movements in the portion of the Partnership's hedged portfolio correlate with the price movements of the stock index selected. Because the value of an index option depends upon movements in the levels of the index rather that the price of a particular stock, whether the Partnership realizes a gain or loss from the purchase or writing of options on an index depends upon movements in the level of stock prices in the stock market generally, rather than movements in the price of a particular stock. Successful use by the Partnership of options on stock indexes will depend upon the ability of the General Partners to predict correctly movements in the stock market generally. This ability requires skills and techniques different from those used in predicting changes in the price of individual stocks.

Small Cap Stocks

     At any given time, the Partnership may have significant investments in smaller-to-medium sized companies of a less seasoned nature whose securities are traded in the over-the-counter market. These "secondary" securities often involve significantly greater risks than the securities of larger, better-known companies and may be more subject than large cap stocks to the market's assessment of industry prospects as opposed to the company's financial performance.

Derivative Instruments

     Swaps, derivative and certain options and other custom derivative or synthetic instruments are subject to the risk of nonperformance by the counterparty to such instrument, including risks relating to the financial soundness and creditworthiness of the counterparty. From time to time, the Partnership may have limited exposure to such transactions.

High Risk Investments

     The Partnership may invest in companies involved in (or the target of) acquisition attempts or tender offers or companies involved in workouts, liquidations, spin-offs, reorganizations, bankruptcies and similar transactions. In any investment opportunity involving any such type of business enterprise, there exists the risk that the transaction in which such business enterprise is involved either will be unsuccessful, take considerable time or result in a distribution of cash or a new security the value of which will be less than the purchase price to the Partnership of the security or other financial instrument in respect of which such distribution is received. Similarly, if an anticipated transaction does not in fact occur, the Partnership may be required to sell its investment at a loss. Because there is a substantial uncertainty concerning the outcome of transactions involving financially troubled companies in which the Partnership may invest, there is a potential risk of loss by the Partnership of its entire investment in such companies.

Extraordinary Expenses

     To the extent that the General Partners decide to aggressively seek to convince management of a company in which the Partnership has taken a position of the correctness of their vision regarding the company's prospects, abnormal expenses may be incurred if management is resistant.

Lack of Liquidity of Partnership Assets

     Partnership assets may, at any given time, include securities, partnership interest or obligations for which no market exists and/or which are thinly traded. The sale of any such investments may be possible only at substantial discounts and such investment may be difficult to value accurately.

Illiquidity

     The Interests are being offered without registration under the 1933 Act in reliance upon an exemption contained in Section 4(2) of the 1933 Act and Regulation D thereunder. Certain restrictions on transferability preclude disposition and transfer of Interests other than pursuant to an effective registration statement (which is not expected to exist) or in accordance with an exemption from registration contained in the 1933 Act. In addition, the Partnership Agreement requires that the consent of the General Partners be obtained prior to the transfer of an Interest. In light of the restrictions imposed on a transfer of an Interest, and in light of the limitations imposed on a Partner's ability to withdraw all or part of his or its capital contribution from the Partnership, an investment in the Partnership should be viewed as illiquid and subject to high risk.

Changes in Applicable Law

     The Partnership must comply with various legal requirements, including requirements imposed by the federal securities laws and tax laws. Should any of those laws change over the scheduled term of the Partnership, the legal requirements to which the Partnership and the Partners may be subject could differ materially from current requirements.

                              CONFLICTS OF INTEREST

     The Partnership is subject to various conflicts of interest arising out of its relationship to the General Partners. Conflicts of interest involving the Partnership include, but are not limited to, the following:

Service of the General Partners

     The Partnership depends on the General Partners for the day-to-day operation of the Partnership. Messrs. Seidman and Pollack will devote as much of their time to the business of the General Partners and Partnership as, in their judgment, is reasonably required, but they are involved in other business activities, and Mr. Seidman has organized and operates several limited liability companies and partnerships that have the same investment purpose as the Partnership. In addition, Mr. Seidman is paid a fee to advise certain individual clients with respect to their purchase of publically traded securities, principally thrift and bank stocks. As a result of their other activities, the General Partners may have a conflict of interest in allocating management time, services and functions among the Partnership and other business ventures.

Allocation of Investment Opportunities

     The General Partners are responsible for the investment decisions made on behalf of the Partnership. Either General Partner has the authority and is responsible for the investment decisions of the Partnership. Mr. Seidman is also responsible directly or indirectly for investment decisions made on behalf of other potential clients, limited liability companies and partnerships. If a determination is made that the Partnership and any other client should purchase or sell the same securities at the same time, the securities will be allocated in a manner believed to be equitable to each. Circumstances may occur, however, in which an allocation could have adverse effects on the Partnership or the other client with respect to the price or size of securities positions obtainable or saleable.

Co-Investment by the General Partners

     From time to time, Pollack or Seidman, in their individual capacity, may invest in securities in which the Partnership invests. Pollack and Seidman will not, however, purchase or sell any securities on terms more favorable than those received by the Partnership.

General Partners' Share of Profits

     The General Partners will receive a performance fee equal to 20% of the Annual Net Profit of the Partnership. Because their compensation is performance driven, the General Partners could be incentivized to make riskier investments in the hope of maximizing profits.

Resolution of Conflicts

          Under the terms of the Partnership Agreement, the General Partners, in resolving a conflict of interest between the General Partners and their affiliates and the Partnership or Limited Partners, will consider the relative interests of the parties involved in the conflict, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles.

                                TAX CONSEQUENCES

          A description of all of the aspects of Federal, state and local laws that may affect the tax consequences of investing in the Partnership is beyond the scope of this Private Placement Memorandum. The discussion that follows is intended to be only a summary of certain tax considerations generally affecting the Partnership and the Limited Partners. Prospective Limited Partners should satisfy themselves as to the tax consequences of investing in the Partnership by obtaining advice from their own tax advisor.

Federal Income Tax Considerations in General

     The Partnership has been advised that the Partnership should be treated as a partnership, and not as a corporation, for federal income tax purposes under current regulations, rulings and decisions.

     Each Limited Partner generally will be required to report on his federal income tax return his distributive share of the Partnership's income, gains, losses, deductions and credits, if any, for the tax year of the Partnership ending within or with the Limited Partner's tax year. Because the Partnership's income is taxable to the Partners when realized by the Partnership, it is not usually taxed again when distributed to Partners. If the Partnership were taxed as a corporation (1) the Partnership's income would be subject to corporate tax rates; (2) Partnership items of income, gains, losses, deductions or credits would not flow through to the Limited Partners; and (3) distributions to Limited Partners, if any, would be taxed when distributed as dividends to the extent of current earnings and profits.

     It is uncertain as to whether, for Federal income tax purposes, the Partnership will be considered to be engaged in an investment activity or in a trade or business. If the Partnership is considered to be engaged in an investment activity, an individual Limited Partner will be able to deduct his share of the Partnership's expenses, including administrative fees, only to the extent that those expenses (together with his other miscellaneous itemized deductions) exceed 2% of his adjusted gross income. If the Partnership were not considered to be engaged in an investment activity but were considered to be engaged in a trade or business, then its partners would not be subject to the 2% rule. However, such trade or business would not be considered a passive activity and, therefore, losses and income of the Partnership from that trade or business would be characterized as "non-passive" income or loss and could not be used by a Limited Partner to offset other passive income or loss.

     Whether the Partnership will be held to be engaged in a trade or business or in an investment activity will depend on the extent and nature of the Partnership's trading activity in any taxable year. This issue is largely resolved on an analysis of facts, many of which will be known only in the future. Moreover, it is unclear what legal standards would be applied to those facts. Therefore, no clear guidance can be given whether the Partnership will be considered to be engaged in a trade or business or an investment activity for federal income tax purposes.

     Under the Internal Revenue Code of 1986 (the "Code"), the deduction of interest on funds borrowed to acquire or carry investment assets is limited. This limit would apply to the interest expense of those Limited Partners, if any, who borrow to purchase their Interests. In general, a deduction would be disallowed to a noncorporate taxpayer to the extent his investment interest expense exceeds his net investment income (i.e., the excess of non-trade or business income from interest, dividends, rents and royalties, over expenses incurred in earning the income).

     The deduction of investment interest that is disallowed under these rules is not lost permanently, but may be claimed as an investment interest deduction in succeeding taxable years subject to the limitation described above.

     A taxpayer may not, under the Code, deduct interest paid on indebtedness incurred or continued for the purpose of purchasing or carrying obligations, the income on which is exempt from tax. The Service will infer a purpose to carry tax-exempt obligations whenever a taxpayer owns tax-exempt obligations and has outstanding indebtedness that is neither directly connected with his personal expenditures nor incurred in connection with his active conduct of a trade or business. Ownership of an Interest should not constitute either a personal expenditure or the active conduct by the taxpayer of a trade or business within the meaning of the Code. Therefore, in the case of a Limited Partner owning tax-exempt obligations, the Service might take the position that the Limited Partner's allocable portion of any interest expense of the Partnership should be viewed in whole or in part as incurred to enable the Limited Partner to continue carrying the tax-exempt obligations and that the deduction of any interest by the Limited Partner should be denied in whole or in part.

Federal Income Tax Rules Applicable
to Options and Hedging  Transactions

     The Federal income tax consequences of the Partnership's options and hedging transactions depend upon the nature of any underlying security, whether the option is written or purchased and whether the "1256 Contract" (which addresses futures and foreign currency contracts and nonequity and dealer equity options) or "straddle" rules apply to the transaction.

     Options in General. When the Partnership writes a call or a put option it receives a premium. If the option expires unexercised or is closed out, the Partnership realizes a gain (or loss if the cost of closing out exceeds the amount of the premium) without regard to any unrealized gain or loss on any underlying security. Generally, any such gain or loss is a short-term capital gain or loss. If a call option written by the Partnership is exercised, the Partnership recognizes a capital gain or loss from the sale of the underlying security, and treats the premium as additional sales proceeds. Whether the gain or loss is long-term or short-term depends on the holding period of the underlying security. If a put option written by the Partnership is exercised, the amount of the premium reduces the tax basis of the security that the Partnership then purchases.

     If a purchased put or call option expires unexercised, the Partnership realizes a capital loss equal to the cost of the option. If the Partnership enters into a closing transaction with respect to the option, it realizes a capital gain or loss (depending on whether the proceeds from the closing transaction are greater or less than the cost of the option). The gain or loss is short-term or long-term, depending on the Partnership's holding period in the option. If the Partnership exercises a put option, it realizes a capital gain or loss (short or long-term depending on its holding period for the underlying security at the time it purchases the put) from the date of the underlying security measured by the sales proceeds decreased by the premium paid. If the Partnership exercised a call option, the premium paid for the option is added to the tax basis of the security purchased. Certain options which could be purchased by the Partnership that remain unexpired and unexercised at the end of the Partnership's taxable year are treated as sold at their year-end fair market value under the Section 1256 Contract rules and the corresponding gain or loss is recognized for Federal income tax purposes.

     Section 1256 Contracts. Gain or loss on Section 1256 Contracts are taken into account for Federal Income tax purposes when actually realized. In addition, Section 1256 Contracts remaining unexercised at the end of the Partnership's taxable year are treated as sold and then repurchased at their year-end fair Market value (i.e., "marked-to-market"), with the corresponding gain or loss recognized for Federal income tax purposes. Generally, both the realized and unrealized year-end gains or losses from these investment positions are treated as 60% long-term and 40% short-term capital gain or loss, regardless of the Partnership's actual holding period for the investments.

     Straddles. The Partnership is generally authorized to enter into put, call, covered call and other investments that may constitute one position in a "straddle" when considered in conjunction with the other investments of the Partnership. If two (or more) positions constitute a straddle, recognition of a realized loss from one position (including a marked-to-market loss) must be deferred to the extent of unrecognized gain in an offsetting position. In addition, long-term capital gain may be recharacterized as short-term capital gain, or short-term capital loss as long-term capital loss. Interest and other carrying charges allocable to personal property that is part of a straddle must also be capitalized.

     The Partnership may identify particular offsetting positions as being components of a straddle, and a realized loss is recognized no earlier than upon the liquidation of all of the components of the identified straddle. If the Partnership makes certain elections, the Section 1256 Contract components of a straddle are not subject to the 60% long-term and 40% short-term marked-to-market rules. Instead, the amount, the nature (as long-term or short-term) and the timing of the recognition of the Partnership's gains or losses from the affected straddle positions are determined under rules that vary according to the type of election made.

     A prospective investor in the Partnership should review the application of these rules to his own particular tax situation with special regard to the potential interaction between Partnership's operations and transactions entered into by the investor in his own capacity.

Allocation of Taxable Income

     As a consequence of new Limited Partners joining the Partnership and existing Partners adding capital to or withdrawing capital from the Partnership during a fiscal period of the Partnership, the allocation of taxable income for tax purposes by the Partnership may differ from the way in which the benefits of the income have been allocated among the Partners for financial purposes in any one period.

State and Local Tax Consequences

     Prospective investors in the Partnership should consider not only federal income tax consequences, but also the potential state and local tax implications of an investment in the Partnership. State and local taxation of Limited Partners differ, depending largely upon place of residence.

Tax InformationTax

         The General Partners provide the Limited Partners with such statements and reports with respect to the Partnership's activities as are required to enable the Limited Partners to file their annual tax returns.

ERISA Considerations
     The Partnership may accept contributions from individual retirement accounts, pension, profit-sharing or stock bonus plans, and governmental plans (all such entities are herein referred to as "Retirement Trusts"). The Partnership may accept capital contributions by Retirement Trusts that cause the value of limited partnership interests in the Partnership held by Retirement Trusts to constitute 25% or more of the value of the total limited partnership interests in the Partnership, excluding Partnership interests held by the General Partners or their affiliates. In such event, the Partnership's assets would be considered "plan assets" under the Employee Retirement Income Security Act of 1975, as amended ("ERISA"). A capital contribution by a Retirement Trust that is subject to ERISA would in such event be an appointment of the General Partners as an "investment manager" under such a Retirement Trust, and the contribution must therefore be authorized by a person who had the authority under the Retirement Trust's governing documents to appoint an "investment manager", as well as the person responsible under the Retirement Trust documents for making investment decisions for the portion of the Retirement Trust's assets to be invested in the Partnership. Prior to investing in the Partnership, prospective Retirement Trust investors should consult with legal counsel to ensure that the governing instruments of the prospective investor provide for appropriate provisions with respect to the appointment of the General Partners as an "investment manager".

     One of the consequences of the Partnership's assets being deemed "plan assets" under ERISA would be applicability of the prohibited transaction provision ERISA and Section 4975 of the Code. The prohibited transaction provisions of ERISA prohibit may routine business transactions (such as sales, leases, extensions of credit, and the provision of services) between a plan and persons who are "parties in interest" to a plan. "Parties in interest" is a term broadly defined to include numerous persons, including most importantly, any person who provides services to a plan (such as a broker-dealer), as well as fiduciaries. The prohibited transaction provisions of ERISA and Section 4975 of the Code apply, unless a specific exemption is available, regardless of motive and regardless of whether the transaction is beneficial to the plan.

     The penalties for violation of the prohibited transaction rules include an excise tax of 5 percent on the "amount involved" in the prohibited transaction for each year the transaction is outstanding and not corrected, and the 5 percent excise tax can escalate to 100 percent if the amount involved in the plan is not put back in at least as good a position as it would have been if the prohibited transaction had not occurred within a specified period of time. The latter requirement usually requires the transaction to be rescinded and may require payment to the plan for a loss of earnings from the date of the transaction to the date of the recission, and/or the disgorgement of profits.

     There are, however, numerous statutory and administrative exemptions from the prohibited transaction rules that may cover the Partnership's activities. It is expected that these rules will not pose any significant restrictions on investments because the Partnership engages primarily in open market transactions on national securities exchanges and, with respect to off-exchange transactions, the General Partners should qualify as a so-called "qualified professional asset manager" as defined in one of the United States Department of Labor's class exemptions from the prohibited transaction rules.

     If the Partnership's assets are considered the assets of an investing Retirement Trust that is subject to ERISA, each such investing Retirement Trust will be required to reflect the assets and liabilities of the Partnership, and in some cases the Partnership's income and expenses as well as certain transactions engaged in by the Partnership, on its annual return/report files with the Internal Revenue Service. To ease the burden of preparing such filings, the Partnership intends to utilize the alternative method of compliance described in DOL Regulation Section 2510.103-12 with respect to ERISA Plans that file Form 5500 or Form 5500 C/R.

     As a condition to admission to the Partnership, a Retirement Trust will be required to make certain representations in the Agreement for Admission including a representation that the investment in the Partnership by the Retirement Trust has been authorized by the appropriate person or person and that the Retirement Trust has consulted its counsel with respect to such investment.

Unrelated Business Taxable Income ("UBTI")

     The Partnership may use leverage in connection with its investment. In this connection it should be noted that a tax-exempt entity (including a Retirement Trust), which invests in the Partnership, would generally be subject to tax on the portion of its share of Partnership profits attributable to the use of leverage. This is because such portion of its share of profits will be considered "debt-financed income" and will be taxable as "unrelated business taxable income" under the Federal income tax law. The law is not entirely clear as to the proper way to determine what portion of a tax-exempt partner's share of Partnership profits is attributable to the use of leverage by the Partnership and therefore is "debt-financed income". Accordingly, while the Partnership will compute each tax-exempt partner's share of "debt-financed income" from the Partnership in a manner, which the Partnership determines, is reasonable, there can be no assurance that the Internal Revenue Service will accept the method of computation utilized by the Partnership.

                            THE PARTNERSHIP AGREEMENT

     The  following  is  a  brief  discussion  of  certain   provisions  of  the
Partnership Agreement, some of which are also described elsewhere in this Private Placement Memorandum. To obtain more detailed information, reference should be made to the Partnership Agreement, which is attached as Exhibit A. Control

     The General Partners have the exclusive right to manage and control the affairs of the Partnership and either General Partner can bind the Partnership. No Limited Partner is permitted to participate in the control of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for the Partnership or bind the Partnership in any other way.

Liability of the General Partnerr

     The doing of any act or the failure to do any act by the General Partners, the effect of which may cause or result in loss, liability, damage or expense to the Partnership or any Partner, does not subject the General Partners to any liability to the Partnership or to any Partner, except that the General Partners may be so liable if they act fraudulently or in bad faith, are grossly negligent or guilty of willful misfeasance.

Liability of the Limited Partners

     A Limited Partner is not liable for any debts or bound by any obligations of the Partnership, except to the extent of his capital contribution. A Limited Partner receiving a return of any part of the capital he contributed to the Partnership is not liable to the Partnership for the amount of the return unless he knew, at the time of the distribution that, after giving effect to the distribution, all liabilities of the Partnership, other than liabilities to Partners on account of their interests in the Partnership, exceeded the fair value of the Partnership's assets.

Additional Contributions; New Limited Partners

     Any Partner may elect, with the consent of the General Partners, to make additional contributions to the Partnership's capital as of the first day of any fiscal quarter of the Partnership and more frequently than quarterly.

     New Limited Partners may be admitted to the Partnership. The General Partners may, in their discretion, admit new Limited Partners as of the first day of any fiscal quarter of the Partnership and more frequently than quarterly.

Form of Contributions

     Contributions to the Partnership's capital must be made in cash.

Allocations

     Except as otherwise provided in the Partnership Agreement regarding the treatment of the "Hot Issues Account", allocation of Net Profits (as defined below) is a two-step process. First, all Net Profits are provisionally allocated to all Partners in proportion to their respective Capital Accounts. Then, 20% of the Net Profits provisionally allocated to Limited Partners (except certain Limited Partners affiliated with the General Partners) is reallocated to the General Partners. This 20% reallocation is the "Incentive Allocation". Notwithstanding the preceding, if a Net Loss has previously been allocated to any Partner, no part of the Net Profits provisionally allocated to such Partner's account are reallocated to the General Partners as an Incentive Allocation until the amount of the loss has been recouped. This is referred to in the Partnership Agreement as the "Recoupment Allocation". If a Limited Partner who is entitled to a Recoupment Allocation withdraws any portion of his Capital Account, the amount of Recoupment Allocation to which he is entitled is reduced in proportion to the amount of capital withdrawn. Net Losses (as defined below) are allocated to all Partners in proportion to their respective Capital Accounts. The General Partners have unlimited liability for the obligations of the Partnership. This means that if the Partnership were unable to pay its obligations, creditors of the Partnership would have claims against the General Partners. Accordingly, if the Partnership were to have a negative net worth, which could be reflected as negative balances in the General Partners' Capital Accounts, profits would be allocated to the General Partners until the negative balances were eliminated. Thereafter, allocation of profits would return to the normal basis described above.

     For purposes of the allocation procedures described above, Net Profit of the Partnership means, with respect to a particular fiscal period of the Partnership, the excess of the aggregate revenue, income and gains (realized and unrealized) earned on an accrual basis by the Partnership during the fiscal period from all sources over the expenses and losses (realized and unrealized) incurred on an accrual basis during the fiscal period. Net Loss, for purposes of the allocation procedures described above, means, with respect to a fiscal period of the Partnership, the excess of all expenses and losses (realized and unrealized) incurred on an accrual basis during the fiscal period over the aggregate revenue, income and gains (realized and unrealized) earned on an accrual basis by the Partnership during the fiscal period from all sources.

     Gains, losses and expenses are allocated by the Partnership for income tax purposes in a manner so as to reflect as nearly as possible the amounts credited or charges to each Partner's Capital Account under the financial allocation procedures described above. All matters concerning the valuation of securities, the allocation of profits, gains and losses among the Partners, including the taxes on them, and accounting procedures, not specifically and expressly provided for by the terms of the Partnership Agreement, are determined in good faith by the General Partners, whose determinations are final, binding and conclusive upon all of the Partners.

     At such times as the General Partners wish to effect a transaction in the Hot Issues Account (as described in Section 10 of the Partnership Agreement), the requisite funds would be transferred to the Hot Issues Account from one or more of the regular accounts. Securities involved in the distribution are purchased in the Hot Issues Account. If sold, the proceeds of sale are transferred from the Hot Issues Account to the regular account. If securities are to be held, such securities are purchased by the regular account from the Hot Issues Account at fair market value.

     At the end of the particular Fiscal Period, if the Hot Issues Account has been in existence in that Fiscal Period:

          (A) interest is charged to the Limited Partners having a beneficial interest in the Hot Issues Account on the monies paid to purchase the securities in the Hot Issues Account. Such interest is charges to the Limited Partners in accordance with their interests in the Hot Issues Account (being based on the relationship between their Capital accounts as of the beginning of the Fiscal Period) at the rate from time to time being paid, or which would have been paid, by the Partnership for borrowed funds during the various period that funds from regular accounts have been held in or made available to the Hot Issues Account, and such interest is credited to all of the Limited Partners in the Partnership in accordance with their Capital accounts as of the beginning of the Fiscal Period; and

          (B) the gains or losses resulting from the various transactions in the Hot Issues Account is credited or debited to the Limited Partners having an interest in the Hot Issues Account in accordance with their interest therein.

Expenses

     The Partnership Agreement provides that the organizational expenses be borne by the Partnership. The Partnership pays its own administrative, legal, proxy and audit expenses and investment expenses such as commissions, research fees, interest on margin accounts and other indebtedness, borrowing charges on securities sold short, custodial fees, bank service fees and other reasonable expenses related to the purchase, sale or transmittal of Partnership assets as determined by the General Partners in their sole discretion. The Partnership pays an administrative fee to the General Partners as of the end of each fiscal quarter at an annual rate equal to 1% of the Partnership's Assets.

Withdrawals by Limited Partnersrs

     After a Limited Partner has been a Partner of the Partnership for eight full fiscal quarters, such Limited Partner may, as of the end of any fiscal year of the Partnership, or at other times at the discretion of the General Partners, withdraw all or any part of his Capital Account with the Partnership, so long as the General Partners receive written notice of the intended withdrawal not less than 90 days prior to the withdrawal date, stating the amount to be withdrawn. A Partner requesting a withdrawal will be subject to such charge, as the General Partners may determine, to cover the costs of selling securities and other costs incurred in order to effect payment of such withdrawal. If the amount of a withdrawal by a Limited Partner represents less than 75% of the Limited Partner's Capital Account, the Limited Partner receives the proceeds of the withdrawal within 30 days after the withdrawal date. If the amount of a Limited Partner's withdrawal represents 75% or more of the Limited Partner's Capital Account, the Limited Partner receives 75% of his Capital Account within 30 days after the withdrawal date and the remainder of the amount withdrawn within 10 business days after the availability of the Partnership's financial statement for the period including the withdrawal date. If a Limited Partner requests withdrawal of capital, which would reduce the amount of his Capital Account below the amount of his initial Capital Contribution, the General Partners may treat such request as a request for withdrawal of all of such Limited Partner's capital.

     Any Limited Partner's Interest may be terminated by the Partnership as of the end of any fiscal year of the Partnership upon 90 days prior written notice, so long as the General Partners determine the termination to be in the best interest of the Partnership. In the event that a Limited Partner's Interest is terminated by the Partnership, the Limited Partner receives 90% of his Capital Account within 100 days after notice of termination and the remaining 10% within 10 business days after the availability of the Partnership's financial statements for the fiscal year in which his or its Interest is terminated.

     The distribution of any amount withdrawn under any circumstances by a Limited Partner or paid to him upon termination of his interest may take the form of cash and or securities as determined by the General Partners in their sole discretion.

Withdrawals by the General Partner and Limited
Partners that are Affiliates of General Partner

     Each General Partner and each Limited Partner that is an affiliate of a General Partner, has the right to withdraw an amount from his Capital Account as of the end of any fiscal year of the Partnership, without prior notification to the Limited Partners, if, giving effect to such withdrawal, the total amount of the Capital Accounts of the General Partners and their affiliates is as least $50,000. Although the General Partners do not intend to effect or permit any withdrawals of capital which would reduce the aggregate of the Capital accounts of the General Partners and their affiliates that are Limited Partners, to less than $50,000, a General Partner may do so on 45 days prior notice to the Limited Partners. In that event, if a Limited Partner gives notice to the General Partners not later than 15 days after the date of such notice by the General Partners, the Limited Partner may withdraw his capital as of the same date as the withdrawal by the General Partners or Affiliates.

     The General Partners may voluntarily resign or withdraw from the Partnership as of the end of any fiscal year of the Partnership upon 60 days written notice sent to all Partners. As noted below under "Term of Partnership", the Partnership's business may be continued by the remaining General Partner in the event of the withdrawal of a General Partner.
Term of PartnershipTerm of PartnershipTerm of Partnership

     The scheduled term of the Partnership is until June 31, 2020. The Partnership will terminate prior to the end of its scheduled term upon the written consent of all Partners, upon the entry of a decree of judicial dissolution, or upon an event of withdrawal or disqualification of all of the General Partners.

Dissolution

     On dissolution of the Partnership, the General Partner (or if there are no General Partners remaining, one or more person selected by Limited Partners holding a majority in interest of the Capital Accounts of Limited Partners) will wind up the Partnership's affairs and will distribute the Partnership's assets in the following manner and order: (1) in satisfaction of the claims of all creditors of the Partnership, other than the General Partners; (2) in satisfaction of the claims of the General Partners as creditors of the Partnership; and (3)any balance to the Partners in the relative proportions that their respective Capital Accounts bear to each other, those Capital Accounts to be determined as if the fiscal year of the Partnership ended on the date of the dissolution.

Reports

     Limited Partners will receive interim information reports quarterly and annual financial statements.

Amendments

     The Partnership Agreement may be amended in whole or in part by the written consent of the General Partners, and of Partners whose Capital Accounts constitute a majority in interest of the total Partnership Capital Accounts at that time. In addition, any provisions of the Partnership Agreement, other than
Section 9, which established the amount of profit and loss allocated to Partners, may be amended by the General Partners in any manner that does not, in the discretion of the General Partners, adversely affect any Limited Partner.

Indemnification

     The Partnership indemnifies each General Partner and his associates, employees and agents to the fullest extent permitted by law and holds each harmless from and with respect to all (1) fees, costs and expenses incurred in connection with, or resulting from, any claim, action or demand against the General Partner, or any of his associates, employees or agents that arises out of or in any way related to the Partnership, its properties, business or affairs; and (2) any losses or damages resulting from any such claim, action or demand, including amounts paid in settlement or compromise of the claim, action or demand. This indemnification applies, however, only so long as the action or failure to act by the General Partner or by his associates, employees or agents does not constitute bad faith or willful misfeasance. Advances by the Partnership to cover the cost of defense against such claims may be made to a General Partner prior to the adjudication or other resolution thereof. If it is subsequently determined by a court of competent jurisdiction that the General Partner was not entitled to indemnification against liability arising from a particular claim, action or demand, such General Partner will be required to reimburse the Partnership for any advances made to cover the cost of the defense against such claim, action or demand.

Rights of Transfer

     No Limited Partner may assign or otherwise transfer his or its Interest, in whole or in part, without the consent of the General Partners and without a written opinion of counsel that the transfer is consistent with the 1933 Act and applicable provisions of any state's "Blue Sky" law, and would not result in the Partnership's having to register as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). In addition, no Limited Partner has the right to have his or its assignee admitted as a substitute Limited Partner, except upon the written consent of the General Partners, which consent may be withheld in the discretion of the General Partners.

                          INVESTING IN THE PARTNERSHIP

Minimum Subscription

     Each potential Limited Partner must subscribe for a minimum of $100,000. The General Partners in their discretion may waive this minimum subscription.

Investor Suitability Standards

     The Interests offered pursuant to this Private Placement Memorandum are not registered under the 1933 Act and must be acquired for investment and not with a view to distributing them within the meaning of the 1933 Act. As a result, offers and sales of the Interests are made by the Partnership only to affiliates of the General Partners and to other prospective investors who, in the judgment of the General Partners, satisfy the following suitability standards:

          (1) The investor, if an individual, qualifies as an "accredited investor" because he or she (a) has a net worth, or joint net worth with his or her spouse, of at least $1,000,000, or (b) had an individual income in excess of $200,000 in each of the two most recent years, or joint income together with his or her spouse in excess of $300,000 in each of those two years, and reasonably expects to reach the same income level in the current year.

          (2) The investor, if an entity, qualifies as an "accredited investor" because it is:

               (a) a bank as defined in Section 3(a)(2) of the 1933 Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual capacity or in a fiduciary capacity;

               (b)  a registered-broker-dealer;

               (c) an insurance company as defined in Section 2(13) of the 1933 Act;

               (d) an investment company registered under the 1940 Act or a business development company as defined in Section 2(a)(48) of the 1940 Act1;

               (e) a Small Business Investment Company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

               (f) any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5 million;

               (g) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (the "Advisers Act");

               (h) an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business Trust, or a partnership, not formed for the specific purpose of investing in the Partnership, with total assets in excess of $5 million; or

               (i) a trust with total assets in excess of $5 million, not formed for the specific purpose of investing in the Partnership, whose purchase is directly by a person who the General Partner has no reason to believe has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of investment in the Partnership;

               (j) any other entity all of the equity owners of which are "accredited investors".

          (3) The investor must have the ability to bear the economic risks of his investment in the Partnership.

          (4) The investor must have sufficient knowledge and experience in financial, business or investment matters to evaluate the merits and risks of his investment,

          (5) The investor must confirm and represent that his Interest in the Partnership is being acquired for investment and not with a view to distribution.

          (6) The investor must not be a non-resident alien or foreign corporation, foreign trust or foreign estate.

          (7) The investor must be an individual or a "company" which either has assets of at least $1 million or has invested at least $100,000 in the Partnership. However, the General Partners may sell Limited Partnership interest to 35 investors who do not meet the above criteria.

         Each investor is required to make certain other representations to the Partnership, including (but not limited to) representations as to his access to information concerning the Partnership.

Access to Information

     The General Partners will make available to prospective investors any non-propriety materials available to the General Partners relating to the Partnership, and will answer all inquiries from prospective investors concerning the Partnership, the General Partners, the business of the Partnership, and any other matters relating to the formation of the Partnership and the offer and sale of the Interests. The General Partners will also afford prospective investors the opportunity to obtain any additional non-propriety information (to the extent the General Partners possess that information or can acquire it without unreasonable effort or expenses) necessary to verify the accuracy of any representations or information contained in this Private Placement Memorandum.

     Prospective investors are invited to communicate directly with Messrs. Seidman or Pollack, as the representatives of the General Partner should be directed to the Partnership's office located at 47 Blueberry Drive, Woodcliff Lake, New Jersey 07675. Mr. Seidman's phone number is (973) 560-1400, Ext. 108 Mr. Pollack's phone number is (610) 892-8162.

Method of Subscription

         An investor may subscribe to purchase an Interest by (1) completing, dating and signing two copies of the Subscription Agreement accompanying this Private Placement memorandum, (2) signing and having notarized the Limited Power of Attorney delivered with this Private Placement Memorandum, and (3)delivering the signed copies of the foregoing documents to a General Partner together with a check in an amount equal to the Dollar amount of the Interest to be purchased. The General Partners reserve the right to accept or reject any subscription in their discretion for any reason whatsoever. Amounts paid by any subscriber whose subscription is rejected will be promptly returned.

                            MISCELLANEOUS SECURITIES

Registration Under the Investment Act

     The General Partners do not intend to register as an investment adviser under the Investment Advisers Act of 1940, as amended. If the General Partners were registered as investment adviser, they would be subject to various requirements, including restrictions relating to the manner in which their compensation for investment advisory services could be computed. Prospective investors should understand that the compensation arrangements of the Partnership Agreement may create an incentive for the General Partners to cause the Partnership to make investments that are riskier or more speculative than if their compensation did not depend on the Net Profit of the Partnership. See "CONFLICTS OF INTEREST-General Partners' Share of Profits".

Exemption from the Investment Company Act

     To ensure that the Partnership is exempt from registration under the Investment Company Act, the General Partners may limit the number of Limited Partners and the percentage interest in the Partnership that may be held by certain investors.

                             ADDITIONAL INFORMATION

     This Private Placement Memorandum is intended only to be a summary of the more significant features of investing in the Partnership and is qualified by the provisions of the Partnership Agreement.

                             PROFESSIONAL ASSISTANCE

     Mr. Dennis Pollack prepared the Offering Memorandum and Partnership Agreement and no independent counsel passed upon the legal matters on behalf of the Partnership. The Partnership intends to retain Schonbraun Sapris McCann Bekritsky & Co., LLC of Roseland, New Jersey, as the independent accountant firm for the Partnership.

                                    EXHIBIT A

                       AGREEMENT OF LIMITED PARTNERSHIP OF

                      POLLACK INVESTMENT PARTNERSHIP, L.P.

          THIS AGREEMENT OF LIMITED PARTNERSHIP of Pollack Investment Partnership, L.P. (The "Partnership"), dated as of June 2000, by and between Lawrence B. Seidman and Dennis Pollack, as the General Partners (the "General Partners") and the persons and entities, referred to in schedule A on file at the offices of the Partnership, who have executed this Agreement, either directly or indirectly by an attorney-in-fact, as limited partners (the "Limited Partners").

                                    PREMISES:

          The Partnership was organized in accordance with the New Jersey revised Uniform Limited Partnership Act by the filing by the General Partners of a Certificate of Limited Partnership with the office of the Secretary of State of the State of New Jersey on _______________,

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, effective as of June , 2000, it is hereby agreed as follows:

     1.   Definitions

     The following terms shall have the following meaning when used in this
Agreement:

     (a) "Act" shall mean the New Jersey Revised Uniform Limited Partnership Act, as amended from time to time.

     (b) "Affiliate" shall mean any person performing services on behalf of the Partnership who (i) directly or indirectly controls, is controlled by, or is under common control with a General Partner; (ii) is a company of which either or both of the General Partners are a controlling shareholder or an officer, director, partner or trustee; (iii) a member of the family of either of the General Partners; or (iv) an Individual Retirement Account or similar trust for the benefit of either or both of the General Partners.

     (c) "Agreement" shall mean this Agreement of Limited Partnership of the Partnership, as originally executed and as amended, modified, supplemented or restated from time to time. (d) "Capital Account" shall mean the account described in Section 8 of this Agreement.

     (e) "Certificate" shall mean the Partnership's Certificate of Limited Partnership as defined in Section 2 of this Agreement.

     (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

     (g) "Fiscal Period" shall mean the period beginning on the day immediately succeeding the last day of the immediately preceding Fiscal Period and ending on the earliest occurring of the following:

          (i)     The last day of the Fiscal Year;

          (ii) The day immediately preceding the day on which a new Partner is admitted to the Partnership;

          iii) The day immediately preceding the date on which a Partner makes an additional capital contribution to the Partner's capital account;

          (iv) The day on which a Partner withdraws, in whole or in part, the amount of his Capital Account;

          (v)     The date of dissolution of the Partnership in accordance with
Section 5 of this Agreement.

     (h)  "Fiscal Quarter" shall mean a fiscal quarter of the Partnership.

     (i) "Fiscal Year" shall mean the fiscal year of the Partnership, which shall correspond to the calendar year.

     (j) "General Partners Percentage" shall mean a percentage established by the General Partners for each General Partner on the Partnership's books as of the first day of each Fiscal Period. The sum of the Percentages for each Fiscal Period shall equal one hundred percent (100%).

     (k) "Net Profit" of the Partnership shall mean, with respect to any Fiscal Period, theexcess of the aggregate revenue, income and gains (realized and unrealized) earned on an accrual basis during the Fiscal Period by the Partnership from all sources over the expenses and losses (realized and unrealized) incurred on an accrual basis during the Fiscal Period by the Partnership.

     (l) "Net Loss" of the Partnership shall mean, with respect to any Fiscal Period, the excess of all expenses and losses (realized and unrealized) incurred on an accrual basis, during the Fiscal Period by the Partnership over the aggregate revenue, income and gains (realized and unrealized) earned on the accrual basis during the Fiscal Period by the Partnership from all sources.

     (m) "Partnership Percentage" shall mean a percentage established for each partner on the Partnership books as of the first day of each Fiscal Period. The Partnership Percentage of a Partner for a Fiscal Period shall be determined by dividing the amount of the Partner's Capital Account as of the beginning of the Fiscal Period by the sum of the capital accounts of all of the Partners as of the beginning of the Fiscal Period. The sum of the Partnership Percentage for each Fiscal Period shall equal one hundred percent (100%).

     2.   Organization.

     The General Partners have executed a Certificate of Limited Partnership pursuant to the provisions of the Act (the "Certificate") and have caused the Certificate to be filed as required by the Act. The General Partners shall also execute and record all amendments to the Certificate or additional certificates as may be required by this Agreement or by law.

     3.   Name of Partnership.

     The name of the Partnership shall be Pollack Investment Partnership, L.P., or such other name as the General Partners may from time to time designate.

     4.   Principal Office, Resident Agent, Registered Office

     The principal office of the Partnership is 47 Blueberry Lane, Woodcliff Lake, NJ 07675 or any other place determined by the General Partners. The Partnership's phone number is (973) 560 -1400 ext. 108. The name and address of the registered agent for service of process in the State of New Jersey is Dennis Pollack, 47 Blueberry Lane, Woodcliff Lake, NJ 07675. The address of the registered office of the Partnership in the State of New Jersey is c/o Dennis Pollack, 47 Blueberry Lane, Woodcliff Lake, NJ 07675.

     5.   Term of the Partnership.

     (a) The term of the Partnership, having commenced on the date the Certificate was filed, shall continue until the first of the following events occurs:

          (i)     June 31, 2020;

          (ii) a written consent to dissolution of the Partnership by all Partners;

          (iii) all of the General Partners ceasing to be General Partners as a result of doing or being subject to one or more of the following:

     (A) withdrawing from the Partnership in accordance with Section 21 of this Agreement;

     (B)  assigning all of his interest in the Partnership;

     (C)  making an assignment for the benefit of his creditors;

     (D)  filing a voluntary petition in bankruptcy;

     (E) being adjudged bankrupt or insolvent or having entered against him an order of relief in any bankruptcy or insolvency proceeding;

     (F) filing a petition or answer seeking for himself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation;

     (G) filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation;

     (H) seeking consenting to, or acquiescing in the appointment of a trustee or receiver, or liquidator of all or any substantial part of his properties;

     (I) being the subject of any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation, which proceeding shall have continued for one hundred and twenty (120) days after the commencement thereof; or the appointment of a trustee, receiver, or liquidator for him or all or any substantial part of his properties without his consent or acquiescence, which appointment is not vacated or stayed within ninety (90) days after the appointment;

     (J)  the death of a General Partner; or

     (K) the entry by a court of competent jurisdiction adjudicating him incompetent to manage his person or his property; or

          (iv) issuance of a non-appealable decree of dissolution of the Partnership by a New Jersey court of competent jurisdiction.

     (b) In the event a General Partner does or becomes subject to any of the provisions of subsection (a)(iii) of this Section 5, the remaining General Partner shall be permitted to carry on the business of the Partnership upon written notice provided to all Partners of the decision to continue the Partnership's business.

     (c) If any one or more of the termination events listed in this Section 5 occurs, and if the remaining General Partner chooses not to carry on the business of the Partnership in accordance with the provisions of subsection (b) of this Section 5, the Partnership shall be dissolved and its affairs wound up as provided in Section 22 of this Agreement.

     6.   Purposes.

     The Partnership is organized for the following purposes:

     (a) to invest and trade, on margin or otherwise, in "Securities", as that term is defined in Section 2(1) of the Securities Act of 1933, as amended (the "1933 Act");

     (b)  to sell Securities short and cover short sales;

     (c) to lend funds or properties of the Partnership; either with or without security; and

     (d) to execute, deliver and perform all contracts and other undertakings, and engage in all activities and transactions, that the General Partners believe are necessary or advisable in carrying out the purposes specified subsections
(a), (b), and (c) of this Section 6, including without limitation:

          (i) to purchase, transfer or acquire in any manner and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to the investments described in subsection (a) of this Section 6; and

          (ii) to register or qualify the Partnership under any applicable Federal or state laws, or to obtain exemptions under those laws, if registration, qualification or exemption is deemed necessary by the General Partners.

     7.   Contributions of the Partners; New Partners.

     (a) Each Partner shall make a contribution to the Partnership's capital ("Capital Contribution") in the amount set out opposite the Limited Partner's name in Schedule A attached to this Agreement.

     (b) Any Partner may elect, with the consent of the General Partners, to make an additional Capital Contribution, as of the first day of any Fiscal Quarter. The General Partners may, in their sole discretion, permit additional Capital Contributions to be made more frequently than quarterly.

     (c) No Partner shall be required to make any additional Capital Contributions.

     (d) Capital Contributions made by Limited Partners must be in cash. (e) The General Partners shall have the right, but not the obligation, to admit new Partners to the Partnership as of the first day of any Fiscal Quarter. The General Partners may, however, in their sole discretion, admit new Partners more frequently than quarterly.

     8.   Capital Accounts.

     A Capital Account shall be established for each Partner. For the Fiscal Period during which a Partner is admitted to the Partnership, his Capital Account shall equal the amount of his initial Capital Contribution. For each subsequent Fiscal Period, the Partner's Capital Account will equal the sum of the amount of his Capital Account as finally adjusted for the immediately preceding Fiscal Period and the amount of any additional Capital Contributions made by the Partner as of the first day of the current Fiscal Period.

     9.   Adjustments to Capital Accounts.

     At the end of the Fiscal Period, the Capital Accounts of the Partners shall be adjusted in the following manner:

     (a)  Subject to the provisions of subsections (c) and (d) and (f) of this
Section 9, Net Profit of the Partnership for the Fiscal Year shall be credited as follows:

          (i) Twenty percent (20%) of the Net Profit shall be reallocated to the General Partners for each Fiscal Year as an "Incentive Allocation" to be divided equally between the General Partners.

          (ii) The remaining Net Profit shall be allocated to the Partners in proportion to their Capital Accounts.

     (b) Net Loss of the Partnership for the Fiscal Year shall be debited against the Capital Account of each Partner in proportion to an in accordance with the balance in the Capital Account of the Partner until the value of any Partners' Capital Account becomes zero. Thereafter, any remaining Net Loss for the Fiscal Year shall be debited to Partners having positive balances in their Capital Accounts in proportion to those balances, until the value of each Partner's Capital Account becomes zero. Thereafter, any remaining Net Loss for the Fiscal Year shall be debited to the General Partners in accordance with each General Partner's General Partners' Percentage for the Fiscal Period.

     (c) In the event that the Capital Account of one or more General Partners has a negative balance, one hundred percent (100%) of the Net Profit of the Partnership for the Fiscal Period shall be credited to the General Partner(s) whose Capital Accounts have negative balances in accordance with their respective General Partners' Percentages until no General Partner shall have a negative Capital Account balance.

     (d) Anything in this Section 9 to the contrary notwithstanding, if any Net Losses are allocated to the account of any Limited Partner, each such Limited Partner shall be entitled to a "Recoupment Allocation" of subsequent Net Profits of the Partnership, in an amount in proportion to his Partnership Percentage, until such Net Loss shall have been eliminated. The amount of Net Profits allocated as a Recoupment Allocation shall not exceed, but shall reduce, the amount of Net Profits otherwise allocable to the General Partners as the Incentive Allocation pursuant to Section 9(a)(ii) hereof. If a Limited Partner who is entitled to a Recoupment Allocation shall withdraw any portion of his Capital Account, the amount of Recoupment Allocation to which he is entitled shall be reduced in proportion to the amount of capital withdrawn.

     (e) The amount of any withdrawal made by the Partner pursuant to Section 21 or Section 22 of this Agreement shall be debited against the Capital Account of that Partner.

     (f) Allocations of Net Profit or Net Loss for a Fiscal Period, if necessary, shall be made in accordance with each Partner's Partnership percentage, adjusted as provided in paragraph (a) of this Section 9 at the end of the Fiscal Year, provided that the "Incentive Allocation" may not exceed twenty percent (20%) of the Net Profit for the Fiscal Year.

     10.  Hot Issues.

     In the event the General Partners decide to invest in securities which are the subject of a public distribution and which the General Partners, in their sole discretion, believe may become a "hot issue" as that term is defined in
Article III, Section 1 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD"), such investment shall be made in accordance with the following provisions:

     (a) any such investment made in a particular Fiscal Period shall be made in a special account (the "Hot Issue Account");

     (b) only those Partners who do not fall within the proscription of Article III, Section I of said NASD Rules of Fair Practice ("Unrestricted Partners") shall have any beneficial interest in the Hot Issues Account;

     (c) each Unrestricted Partner shall have a beneficial interest in the Hot Issues Account for any Fiscal Period in the proportion which such Unrestricted Partner's Capital Account, as of the beginning of the Fiscal Period, bore to the sum of the Capital Accounts of all Unrestricted Partners as of the beginning of such Fiscal Period.

     (d) funds required to make a particular investment shall be transferred to the Hot Issues Account from the regular account of the Partnership; securities involved in the public distribution shall be purchased in the Hot Issues Account, held in the Hot Issues Account and eventually sold from the Hot Issues Account or transferred to the regular account at fair market value as of the day of transfer as determined by the General Partners with such transfer being treated as a sale; if such securities are sold from the Hot Issues Account, the proceeds of the sale shall be transferred from the Hot Issues Account to the regular account of the Partnership.

     (e) as of the last day of each Fiscal Period in which a particular investment or investments are held in the Hot Issues Account: (A) interest shall be debited to the Capital Accounts of the Unrestricted Partners in accordance with their beneficial interest in the Hot Issues Account at the interest rate being paid by the Partnership from time to time for borrowed funds during the period in that Fiscal Period that funds from the regular account have been held in or made available to the particular Hot Issues Account or, if no such funds are being borrowed during such period, the interest rate that the General Partners determine would have been paid if funds had been borrowed by the Partnership during such period; and such interest shall be credited to the Capital Accounts of all the Partners, both General and Limited, in the proportions which (i) each Partner's Capital Account as of the beginning of such Fiscal Period bore to (ii) the sum of the Capital Accounts of all Partners as of the beginning of such Fiscal Period and (B) any Net Profits or Net Losses during such Fiscal Period with respect to the Hot Issues Account shall be allocated to the Capital Accounts of the Unrestricted Partners in accordance with their beneficial interest in the Hot Issues Account during such Fiscal Period; provided, however, that the amount of such interest shall not exceed the amount of profit accrued in the Hot Issues Account; and

     (f) the determination of the General Partners as to whether a particular Partner falls within the proscription of Article III, Section I of the NASD Rules of Fair Practice shall be final.

     11.  Valuation.

     The Partnership's assets shall be valued in accordance with the following principles:

     (a) Any Security that is listed on a national securities exchange will be valued at its last sale price on the date of determination as recorded by the composite tape system, or if no sales occurred on that day, at the mean between the closing "bid" and "asked" prices on that day as recorded by the system or the exchange, as the case may be;

     (b) Any Security that is a National Market Security will be valued at its last sale price on the date of determination as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") or if no sale occurred on that day, at the mean between the closing "bid" and "asked" prices on that day as reported by NASDAQ;

     (c) Any Security not listed on a national securities exchange and not a National Market Security will be valued at the mean between the closing "bid" and "asked" prices on the date of determination as reported by NASDAQ or, if not so reported, as reported in the over-the-counter market in the United States;

     (d) An option shall be valued at the last sales price or, in the absence of a last sales price, the last offer price; and

     (e) All other Securities shall be assigned the value that the General Partners in good faith determine.

     12.  Determination by General Partners of Certain Matters.

     (a) All matters concerning the valuation of Securities, the allocation of profits, gains and losses among the Partners, including the taxes on them and accounting procedures, not specifically and expressly provided for by the terms of this Agreement, shall be determined in good faith by the General Partners, whose determination shall be final, binding and conclusive upon all of the Partners.

     (b) Gains, losses, and expenses of the Partnership for each Fiscal Period shall be allocated among the Partners for income tax purposes in a manner so as to reflect, as nearly as possible, the amounts credited or charged to each Partner's Capital Account pursuant to Section 9 of this Agreement.

     (c) The General Partners shall have the power to make all tax elections and determination for the Partnership, and to take any and all action necessary under the Code or other applicable law to effect those elections and determinations. All such elections and determinations by the General Partners shall be final, binding and conclusive upon all Partners.

     13.  Liability of Partners.

     (a) The General Partners shall not be obligated to contribute cash or other assets to the Partnership to make up deficits in their Capital Accounts or in the Capital Accounts of the Limited Partners either during the term of the Partnership or upon liquidation. The General Partners shall be liable for all debts and obligations of the Partnership to the extent that the Partnership is unable to pay such debts and obligations.

     (b) The doing of any act or the failure to do any act by a General Partner, the effect of which may cause or result in loss, liability, damage or expense to the Partnership or any Partner shall not subject a General Partner to any liability to the Partnership or to any Partner, except that a General Partner may also be liable if he has not acted in good faith, was guilty of willful misfeasance or was grossly negligent.

     (c) A Limited Partner will not be liable for any debts or bound by any obligations of the Partnership except to the extent set forth in subsections
(d), (e) and (f) of this Section 13.

     (d) A Limited Partner who has received the return of any part of his Capital Contribution without violation of this Agreement or the Act shall not be liable therefore to the Partnership or its creditors.

     (e) A Limited Partner receiving a return of any portion of his Capital Contribution in violation the Act or this Agreement will be liable to the Partnership for a period of six (6) years thereafter for the amount of the contribution wrongfully returned.

     (f) A Limited Partner may be liable to the Partnership or creditors of the Partnership for any amounts distributed if, and to the extent that, at the time of the distribution, he actually knew that, after giving effect to the distribution, all liabilities of the Partnership, other than liabilities to Partners on account of their interest in the Partnership, exceeded the fair value of the Partnership's assets.

     14.  Rights and Duties of the General Partners.

     (a) The General Partners shall have the exclusive right to manage and control the affairs of the Partnership, and shall have the power and authority to do all things necessary or proper to carry out the purposes of the Partnership. The General Partners shall devote an amount of time and attention that the General Partners in their sole discretion deems necessary or appropriate.

     (b) Without limiting the generality of the foregoing, the General Partners shall have full power and authority to:

          (i) engage independent agents, investment advisors, attorneys, accountants and custodians as the General Partners deem necessary or advisable for the affairs of the Partnership;

          (ii) receive, buy, sell, exchange, trade, and otherwise deal in and with Securities and other property of the Partnership;

          (iii) open, conduct and close accounts with brokers on behalf of the Partnership and to pay the customary fees and charges applicable to transactions in those accounts;

          (iv) open, maintain and close accounts, including margin accounts, with brokers and banks, and to draw checks and other orders for the payment of money by the Partnership;

          (v) file, on behalf of the Partnership, all required local, state and Federal tax and other returns relating to the Partnership;

          (vi) cause the Partnership to purchase or bear the cost of any insurance covering the potential liabilities of the General Partners and any associate, employee or agent of the General Partners arising out of the General Partner's actions as General Partner under this Agreement;

          (vii) cause the Partnership to purchase or bear the cost of any insurance covering the potential liabilities of any person serving as a director, officer or employee of an entity in which the Partnership has an investment or of which the Partnership is a creditor;

          (viii) commence or defend litigation or submit to arbitration any claim or cause of action that pertains to the Partnership or any Partnership assets;

          (ix) enter into, make and perform contracts, agreements and other undertakings, and to do any other acts, as the General Partners deems necessary or advisable for, or as may be incidental to, the conduct of the business of the Partnership, including, without limiting the generality of the foregoing, contracts, agreements, undertakings and transactions with any Partner or with any other person, firm or corporation having any business, financial or other relationship with any Partner or Partners;

          (x) make or revoke elections pursuant to Section 754 of the Code and adjust the basis of the Partnership's property as permitted by Sections 734(b) and 743(b) of the Code;

          (xi) designate a Tax Matters Partner for all purposes under the Code; and

          (xii) resolve conflicts of interest between themselves and/or their Affiliates and the Partnership and/or the Limited Partners.

     15.  Expenses.

     The Partnership shall bear all expenses relating to its organization. The Partnership will also bear administration, accountant, legal counsel, and proxy expenses, as well as expenses of investments including, without limitation, commissions, research fees, interest on debt and bank service fees.

     16.  Administrative Fee.

     The Partnership shall pay the General Partners, as of the end of each Fiscal Quarter of the Partnership, an administrative fee at an annual rate equal to1% of the value of the Partnership's assets.

     17.  Limitation on Powers of Limited Partners.

     No Limited Partner shall participate in the control of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for the Partnership or bind the Partnership in any other way.

     18.  Other Business Ventures.

     Each Partner agrees that each General Partner and his affiliates and associates may engage in other business activities or possess interest in other business activities of every kind and description, independently or with others. These activities may include, without limitation, establishing a broker-dealership and investing in real estate and real estate related partnerships, or investing, financing, acquiring and disposing of interests in securities in which the Partnership may from time to time invest, or in which the partnership is able to invest or otherwise have any interest. The Limited Partners agree that the General Partners and their affiliates may act as General Partners of other partnerships, including investment partnerships and may sit on the Boards of Directors or hold operating officer positions with companies in which the Partnership has an interest and may retain for their own personal accounts any financial compensation or benefits derived therefrom.

     19.  Limitation on Assignability of Interest of Limited Partners.

     (a) No Limited Partner may assign or otherwise transfer or encumber his interest in the Partnership, in whole or in part, without the consent of the General Partners and without a written opinion of counsel to or approved by the General Partners that the proposed transfer (i) is consistent with all applicable provisions of the 1933 Act, and the rules and regulations thereunder, as from time to time in effect, as well as any applicable provisions of any state "blue sky" law; and (ii) would not result in the Partnership's having to register as an investment company under the Investment Company Act of 1940, as amended.

     (b) Notwithstanding any other provision of this Agreement, any successor to any Limited Partner shall be bound by the provisions of this Agreement. Prior to recognizing any assignment of an interest in the Partnership that has been transferred in accordance with this Section 19, the General Partners may require the transferring Limited Partner to execute and acknowledge an instrument of assignment in form and substance satisfactory to the General Partners, and may require the assignee to agree in writing to be bound by all the terms and provisions of this Agreement, to assume all of the obligations of the assigning Limited Partner and to execute whatever other instruments or documents the General Partners deems necessary or desirable in connection with the assignment.

     (c) No Limited Partner shall have the right to have his assignee admitted as a substitute Limited Partner, except upon the written consent of the General Partners, which consent may be withheld in the sole discretion of the General Partners.

     (d) Each Limited Partner hereby approves the admission to the Partnership as a Limited Partner of any assignee who succeed to the interest in the Partnership of a Limited Partner in accordance with the provisions of this
Section 19.

     20.  Withdrawals by a Limited Partner

     (a)  (i)     A Limited Partner who shall have been a Limited Partner for at least eight full Fiscal Quarters shall have the right, as of the end of any Fiscal Year, or at other times at the discretion of the General Partners to withdraw all or a portion of the amount of his Capital Account, so long as the General Partners receives written notice of the intended withdrawal not less than ninety (90) days prior to the withdrawal, stating the amount to be withdrawn. In no event, however, shall a Limited Partner be permitted to withdraw any amounts from his Capital Account in excess of the positive balance of his Capital Account. If the amount of a Limited Partner's withdrawal represents less than seventy-five percent (75%) of the Limited Partner's Capital Account, the Limited Partner will receive the proceeds of the withdrawal within thirty (30) days after the date of withdrawal. If the amount of a Limited Partner's withdrawal represents seventy-five percent (75%) or more of the Limited Partner's Capital Account, the Limited Partner will receive seventy-five percent (75%) of his Capital Account within thirty (30) days after the date of withdrawal and the remainder of the amount withdrawn within ten (10) days after the Partnership has received financial statements from its independent certified public accountants pursuant to Section 23(c) of this Agreement. If a Limited Partner requests withdrawal of capital, which would reduce his Capital Account below the amount of his initial Capital Contribution, the General Partners may treat such request as a request for withdrawal of all of such Partner's Capital Account. The distribution of any amount withdrawn by a Limited Partner may take the form of cash and/or marketable securities as determined by the General Partners in their sole discretion. A Limited Partner who requests a withdrawal shall be subject to a charge determined by the General Partners, in their sole discretion, to cover the costs related to such transaction.

          (ii) In the event of a proposed withdrawal of capital by one or more General Partners or Affiliates pursuant to Section 21(a)(ii) of this Agreement, as a result of which the aggregate of the Capital Accounts of the General Partners and Affiliates will be less than $50,000, a Limited Partner shall have the right to withdraw all or a portion of the amount of his Capital Account, so long as the General Partners receive written notice of the intended withdrawal not more than fifteen (15) days after the date of the notice of withdrawal by such General Partner or General Partners or Affiliate or Affiliates pursuant to Section 21(a)(ii), stating the amount to be withdrawn. In such event the withdrawal by such Limited Partner shall be effective as of the effective date of the withdrawal by the General Partners pursuant to said
Section 21(a)(ii). The amount available for withdrawal shall be calculated in the same manner as provided for in the last sentence of paragraph (b) of Section 5 hereof.

     (b) Any Limited Partner's interest in the Partnership may be terminated by the Partnership as of the end of any Fiscal Year upon prior written notice, so long as the General Partners determine the termination to be in the best interest of the Partnership. In the event that a Limited Partner's interest in the Partnership is terminated pursuant to this Section 20, the Limited Partner shall receive ninety percent (90%) of the value of his Capital Account within one hundred (100) days after written notice of termination is given by the Partnership and the remaining ten percent (10%) within ten (10) business days after receipt of the Partnership of financial statements with respect to the Fiscal Year in which his interest in the Partnership is terminated.

     21.  Withdrawals by the General Partners and Their Affiliates.

     (a)  (i)     Each General Partner and each Affiliate of a General Partner shall have the right to withdraw any amount of cash from his Capital Account as of the end of any Fiscal Year, without prior notification to the Limited Partners, provided that, after giving effect to such withdrawal, the aggregate Capital Accounts of the General Partners and their Affiliates are not less than $50,000.

          (ii) Upon forty-five (45) days' prior notice to the Limited Partners, a General Partner or an Affiliate may withdraw any amount from his Capital Account contributed to the Partnership as a result of which withdrawal the aggregate Capital Accounts of the General Partner and their Affiliates would be reduced below $50,000.

     (b) Any or all of the General Partners may voluntarily resign or withdraw from the Partnership as of the end of any Fiscal Year upon sixty (60) days' written notice sent to all Partners.

     22.  Dissolution and Winding Up of the Partnership.

     On dissolution of the Partnership, the General Partners or if there is no General Partner, one or more persons approved by the Limited Partners holding a majority in interest of the Capital Accounts of the Limited Partners shall wind up the Partnership's affairs and shall distribute the Partnership's assets in the following manner and order:

     (a) in satisfaction of the claims of all creditors of the Partnership, other than the General Partners;

     (b) in satisfaction of the claims of the General Partners as creditors of the Partnership; and

     (c) any balance to the Partners in the relative proportions that their respective Capital Accounts bear to each other, those Capital Accounts to be determined as if the Fiscal Year ended on the date of the dissolution.

     23.  Accounting and Reports.

     (a) The records and books of account of the Partnership shall be reviewed as of the end of each Fiscal Year by independent certified public accountants selected by the General Partners in their sole discretion.

     (b) As soon as practicable after the end of each Fiscal Year, the General Partners shall cause to be delivered to each person who was a Partner at any time during the Fiscal Year all information deemed necessary by the General Partners in their sole discretion for the preparation of the Partner's income tax returns, including a Form 1065/Schedule K-1 statement showing the Partner's share of Net Profit or Net Loss, deductions and credits for the year for Federal income tax purposes, and the amount of any distributions made to or for the account of the Partner pursuant to this Agreement.

     (c) The independent certified public accountants selected by the General Partners in accordance with subsection (a) of this Section 23 shall prepare and mail to each Partner, within ninety (90) days after the end of each Fiscal Year, an income statement for the Fiscal Year and a balance sheet as of the end of the Fiscal Year.

     (d) The Partnership shall cause to be prepared and mailed to each Partner a report setting out as of the end of each Fiscal Quarter information determined by the General Partners to be appropriate.

     (e) The General Partners shall cause tax returns for the Partnership to be prepared and timely filed with the appropriate authorities.

     24.  Books and Records.

     The General Partners shall keep at the Partnership's principal office:

     (a) books and records pertaining to the Partnership's business showing all of its assets and liabilities, receipts and disbursements, realized profits and losses, Partners' Capital Accounts and all transactions entered into by the Partnership;

     (b) a current list of the full name and last known home, business or mailing address of each Partner set out in alphabetical order;

     (c) a copy of the Certificate and all amendments to it, together with executed copies of any powers of attorney pursuant to which the Certificate and any amendments to it have been executed;

     (d) copies of the Partnership's Federal, state and local income tax returns and reports, if any, for the three (3) most recent years; and

     (e)  copies of this Agreement as amended from time to time.

     All books and records of the Partnership required to be kept under this
Section 24 shall be available for inspection by a Partner of the Partnership on reasonable notice at the offices of the Partnership during ordinary business hours for any purpose reasonably related to the Partner's interest as a Partner in the Partnership.

     25.  Indemnification.

     (a) The Partnership shall indemnify each General Partners and any of his Affiliates (each an "Indemnitee") to the fullest extent permitted by law and will hold each harmless from and with respect to (i) all fees, costs and expenses incurred in connection with, or resulting from, any claim, action or demand against any Indemnitee that arises out of or in any way relates to the Partnership, its properties, business or affairs, and (ii) any losses or damages resulting from any such claim, action or demand, including amounts paid in settlement or compromise of the claim, action or demand.

     (b) No Indemnitee shall be indemnified by the Partnership with respect to any action or failure to act that does not constitute good faith, or that constitutes willful misfeasance.

     (c) The Partnership may pay the expenses incurred by an Indemnitee in defending a civil or criminal action, suit or proceeding brought by a party against the Indemnitee that arises out of or is in any way related to the Partnership, its properties, business or affairs, upon receipt of an undertaking by the Indemnitee to repay the amount advanced by the Partnership if an adjudication or determination is subsequently made by a court of competent jurisdiction that the Indemnitee is not entitled to indemnification as provided in this Agreement.

     (d) The right of indemnification provided in this Section 25 shall be in addition to any rights to which an Indemnitee may otherwise be entitled and shall inure to the benefit of the executors, administrators, personal representatives, successors or assigns of each Indemnitee.

     (e)  The rights to indemnification and reimbursement provided for in this
Section 25 may be satisfied only out of the assets of the Partnership. No Partner shall be personally liable for any claim for indemnification or reimbursement under this Section 25.

     26.  Amendment of Partnership Agreement.

     This Agreement may be amended, in whole or in part, by the written consent of (a) the General Partners, and (b) Partners the value of whose aggregate Capital Accounts constitute not less than fifty percent (50%) of the total value of all Capital Accounts of the Partnership, provided that no such amendment shall affect the allocation of Net Profit or Net Loss to any Partner who has not consented to such amendment. In addition, any provision of this Agreement, other than Section 9, may be amended by the General Partners in any manner that does not, in the sole discretion of the General Partners, adversely affect any Limited Partner.

     27.  Notices.

     Notices that may or are required to be given under this Agreement by any party to another shall be in writing and deposited in the United States mail, certified or registered, postage prepaid addressed to the respective parties at their addresses set out in Schedule A to this Agreement or to any other address designated by any Partner by notice addressed to the Partnership in the case of any Limited Partner and to the General Partners in the case of the General Partners. Notices shall be deemed to have been given when deposited in the United States mail within the continental United States.

     28.  Agreement Binding Upon Successors and Assign.

     This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators or other representatives, successors and assigns of the Partners.

     29.  Governing Law.

     This Agreement, and the rights of the Partners under it, shall be governed by and construed in accordance with the law of the State of New Jersey.

     30.  Consents.

     Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and signed copies of them shall be filed and kept with the books of the Partnership.

     31.  Miscellaneous.

     (a) This Agreement, including Schedule A appended to it, constitutes the entire understanding and Agreement of the Partners as to the operation of the Partnership.

     (b) This Agreement may be executed in counterparts, each of which shall be deemed to be an original.

     (c) Each provision of this Agreement is intended to be severable. A determination that a particular provision of this Agreement is illegal or invalid shall not affect the validity of the remainder of the Agreement.

     (d) Nothing contained in this Agreement shall be construed to constitute any Partner the agent of another Partner, except as specifically provided in this Agreement, or in any manner to limit the Partners in the carrying on of their own respective business or activities.

     (e) If there is a conflict between the terms and conditions of the Partnership Agreement and Offering Memorandum, the Partnership Agreement shall be controlling.

          IN WITNESS WHEREOF, the Partners have executed this Agreement as of the date first above written.

                                           GENERAL PARTNER

                                           POLLACK INVESTMENT PARTNERSHIP, L.P.

                                           By:
                                               ---------------------------------
                                               Dennis Pollack

LIMITED PARTNERS:

               All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and delivered to the General Partners.

DENNIS POLLACK
Attorney-in-Fact

------------------
Dennis Pollack

EXHIBIT B

                      POLLACK INVESTMENT PARTNERSHIP, L.P.

                              OFFEREE QUESTIONNAIRE

     INSTRUCTIONS: All prospective Limited Partners of Pollack Investment Partnership L.P. (the "Partnership") must complete this Questionnaire. If you have any questions about this form please telephone Dennis Pollack, the representative of the General Partner, at (201) 930-1428, or Lawrence B. Seidman at (973) 560-1400, Extension 108.
This questionnaire is required to insure that the offering of the Partnership's Limited Partnership Interests complies with SEC rules on private placements. All information will be kept confidential.

PART I TO BE COMPLETED BY ALL SUBSCRIBERS

     1.   Name
               -----------------------------------------------------------------

     2.   Home Address
                       ---------------------------------------------------------

          Home Telephone Number ( )
                                    --------------------------------------------

     3.   Business Address
                           -----------------------------------------------------

          Business Telephone Number ( )
                                        ----------------------------------------
     4.   Social Security Number
          or Employer I.D. Number
                                  ----------------------------------------------

     5. If subscriber is a corporation, partnership, trust or other entity, attach a copy of the Articles of Incorporation, By-Laws, Partnership Agreement, Trust Instrument, or other documents showing that the entity is authorized to invest in the Interests and that the individual(s) signing the Subscription Agreement are authorized to take such action on behalf of the entity.

PART II

     1. Please indicate the basis on which you qualify as an "accredited investor" for purposes of SEC Regulation D. See Annex B-1 for the types of "accredited investors " eligible to invest in the Partnership



     2. Educational Background - List all schools, beginning with the last high school attended and indicate years attended, whether graduated, and degrees received:

     3. Business Background - List your principal business occupations during the past 10 years, indicating name of company, nature of business, and your title and responsibilities:



     4. Investment Background - Indicate whether you have ever invested in any of the following (give details where possible); include investments for your own account, as trustee or other fiduciary, or in any business or professional capacity:

     a.   Investment partnerships



     b.   Other limited partnerships
          --------------------------



     c.   Venture capital companies
          -------------------------

     d.   Restricted securities



     e.   Any other business involving investments
          ----------------------------------------



     f.   Any other activity which you believe contributes to your ability
          ----------------------------------------------------------------
          to understand and evaluate the merits and risks of an investment in
          -----------------------------------------------------
          the Partnership
          ---------------



PART III THE FOLLOWING QUESTIONS ARE BEING ASKED TO ASSIST THE PARTNERSHIP TO DETERMINE AND DOCUMENT ITS ELIGIBILITY TO PURCHASE SECURITIES THAT ARE PART OF A PUBLIC OFFERING AND THAT MAY TRADE AT A PREMIUM IN THE SECONDARY MARKET AFTER THE OFFERING.

     A.   TO BE COMPLETED BY "INSTITUTIONAL INVESTORS"

     THE FOLLOWING QUESTIONS SHOULD BE ANSWERED TO THE BEST KNOWLEDGE AND BELIEF OF THE PERSON AUTHORIZED TO ACT FOR THE SUBSCRIBER.

     Except as specified below, the Subscriber is not, and, upon information and belief, all persons having a beneficial interest in the Subscriber are not:

     1. a broker/dealer or an officer, director, general partner, employee, agent, or associated person of any broker/dealer.

     2. a senior officer of, or a person in the securities department of, or an employee or other person who may influence or whose activities directly or indirectly involve or are related to the function of buying or selling of securities for:

          a.   a bank,

          b.   a savings and loan institution,

          c.   an insurance company,

          d.   a registered investment company,

          e.   a registered investment advisory firm, or

          f.   any other institutional-type account.

     3. a person who acts in a fiduciary capacity (including attorney, accountant or financial consultant) to any firm which is a managing underwriter of public offerings.

     4.   an immediate family member of any person listed above.

B.   TO BE COMPLETED BY INDIVIDUAL INVESTORS

Except as specified below, to the best of my knowledge and belief:

1. I am not an officer, director, general partner, employee, agent, or associated person of any broker/dealer.

2. I am not a senior officer of, or a person in the securities department of, or an employee or other person who may influence or whose activities directly or indirectly involve or are related to the function of buying or selling of securities for:

          a.   a bank,

          b.   a savings and loan institution,

          c.   an insurance company,

          d.   a registered investment company,

          e.   a registered investment advisory firm, or

          f.   any other institutional-type account.

3.   I do not act as a finder in connection with public offerings of securities.

4. I do not act in a fiduciary capacity (including attorney, accountant or financial consultant) to any firm which is a managing underwriter of public offerings.

5.   I am not an immediate family member of any person listed above.

     C.   TO BE COMPLETED BY BOTH "INSTITUTIONAL" AND INDIVIDUAL INVESTORS

               PLEASE GIVE AN EXPLANATION OF EACH EXCEPTION TO THE STATEMENTS LISTED ABOVE. IF YOU ARE, OR ANY BENEFICIAL OWNER OF THE SUBSCRIBER IS KNOWN TO BE, AN IMMEDIATE FAMILY MEMBER OF A PERSON LISTED IN CATEGORY 1 ABOVE, PLEASE STATE WHETHER SUCH PERSON CONTRIBUTES DIRECTLY OR INDIRECTLY TO YOUR OR SUCH BENEFICIAL OWNER'S SUPPORT.

                                                        Signature of Subscriber

Date:       , 2000

EXHIBIT C
                             SUBSCRIPTION AGREEMENT

Pollack Investment Partnership, L.P.
44 Blueberry Lane
Woodcliff Lake, NJ 07675

Gentlemen:

     1. Subscription. The undersigned ("Subscriber") hereby irrevocably subscribes for and agrees to acquire a Limited Partnership Interest ("Interest") in Pollack Investment Partnership, L.P. (the "Partnership") and agrees to make a contribution to the capital of the Partnership in the amount of $______________________ in cash, all in accordance with the terms and conditions of the Agreement of Limited Partnership dated ______ __, 2000 (the "Partnership Agreement") attached as Exhibit A to the Confidential Private Placement Memorandum dated June 2000 relating to the Partnership (the "Memorandum"). This subscription may be rejected by the Partnership in whole or in part.

     2. Adoption of Partnership Agreement. The Subscriber hereby adopts, accepts and agrees to be bound by all terms and provisions of the Partnership Agreement and to perform all obligations therein imposed upon a Limited Partner. Upon acceptance of this Subscription by a General Partner on behalf of the Partnership and payment in full of the subscription price, the Subscriber shall become a Limited Partner for all purposes of the Partnership Agreement.

     3. Representations and Warranties. The Subscriber hereby represents and warrants to the Partnership that:
     (a) if the Subscriber is an individual he or she, is not less than twenty-one (21) years of age; if the Subscriber is an entity this Subscription Agreement is signed on behalf of the Subscriber by an authorized person who is not less than twenty-one (21) years of age;

     (b) the Interest subscribed for hereby is being acquired by the Subscriber for investment purposes only, for the account of the subscriber and not with the view to any resale or distribution thereof, and the Subscriber is not participating, directly or indirectly, in an underwriting of such Interest and will not take, or cause to be taken, any action that would cause the Subscriber to be deemed an "underwriter" of such Interest as defined in Section 2(11) of the Securities Act of 1933, as amended;

     (c) the Subscriber has received and has carefully read a copy of the Memorandum, including the Partnership Agreement and other Exhibits thereto, and, in connection therewith, has had access to all other materials, books, records, documents and information relating to the Partnership, and has been able to verify the accuracy of and supplement the information contained therein;

     (d) the Subscriber acknowledges that he or it has been offered an opportunity to ask questions of, and receive answers from Lawrence B. Seidman, the representatives of the General Partner, concerning the Partnership and Dennis Pollack and/or its proposed business, and that any request for such information has been fully complied with by them;

     (e) the Subscriber (if an individual) or the person signing this Subscription Agreement on behalf of the Subscriber (if it is an entity) has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Partnership, and the Subscriber is able to bear the economic risks of an investment in the Partnership;

     (f) the Subscriber has adequate means of providing for the current needs of the Subscriber and possible personal contingencies, and the Subscriber has no need for liquidity with respect to the investment of the Subscriber in the Partnership;

     (g) the Subscriber has been advised that an investment in the Partnership is highly speculative, and the Subscriber is able to bear the economic risk of an investment in the Partnership;

     (h) the Offeree Questionnaire furnished by the Subscriber to the Partnership is true and accurate as of the date hereof; and

          (i) if the Subscriber is an entity, it is authorized and otherwise duly qualified to acquire an Interest in the Partnership.

     4. Restrictions on Transferability of Interests. The Subscriber realizes that the Interests are not, and will not be, registered under the Securities Act of 1933, as amended (the "Act"), and that the Partnership does not file and does not intend to file periodic reports with the Securities and Exchange Commission pursuant to the requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Subscriber also understands that the Partnership has not agreed to register the Interests for distribution in accordance with the provisions of the Act or any applicable state securities laws, and that the Partnership has not agreed to comply with any exemption under the Act or any such laws for the resale of the Interests. Hence, the Subscriber understands that by virtue of the provisions of certain rules relating to "restricted securities" promulgated under the act, the Interest which the Subscriber has subscribed for hereby must be held indefinitely, unless and until subsequently registered under the Act and/or applicable state securities laws or unless an exemption from registration is available, in which case the Subscriber may still be limited with respect to the extent to which such Interest may be transferred.

     5. Power of Attorney. The Subscriber hereby makes, constitutes and appoints Dennis Pollack and Lawrence B. Seidman, and each of them, with power of substitution, as the true and lawful Attorney-in-Fact of the Subscriber, in whose name, place and stead to make, execute, sign, acknowledge and file with respect to the Partnership:

     (a)  the Partnership Agreement;

     (b) a Certificate or amended Certificate of Limited Partnership under the laws of the State of New Jersey, including therein all information therein all information required by the laws of such state;

     (c) all instruments which said Attorney-in-Fact deems appropriate to reflect any amendment, change or modification of the Partnership in accordance with the terms of the Partnership Agreement;

     (d) all such other instruments, documents and certificates which may from time to time be required by the laws of the State of New Jersey, the United States of America, or any other jurisdiction in which the Partnership shall determine to do business, or any political subdivision or agency thereof, to effectuate, implement, continue and defend the valid and subsisting existence of the Partnership as a Limited Partnership.

     (e) all applications, certificates, certifications, reports or similar instruments or documents required to be submitted by or on behalf of the Partnership to any governmental or administrative agency or body or to any securities or commodities, exchange, board of trade, clearing corporation or association or similar institution or to any other self-regulatory organization or trade association; and

     (f) all papers which may be deemed necessary or desirable by said Attorney-in-Fact to effect the dissolution and liquidation of the Partnership; provided, however, that such Attorney-in-Fact shall not have any right, power or authority to amend or modify the Partnership Agreement when acting in such capacity. The admission or termination of the interest of any Partner in accordance with the terms of the Partnership Agreement shall not constitute an amendment thereof. The foregoing Power of Attorney is hereby declared to be irrevocable and to constitute a power coupled with an interest, and it shall survive the death or adjudicated incompetence of the Subscriber and extend to the Subscriber's heirs, legal representatives, successors and assignees. The Subscriber hereby agrees to be bound by any representation made by such Attorney-in-Fact acting in good faith pursuant to such Power of Attorney, and the Subscriber hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of such Attorney-in-Fact taken in good faith pursuant to such Power of Attorney.

     6. Payment of Subscription. Enclosed herewith is a certified or official bank check payable to the order of the Partnership for the full amount of this subscription. The Subscriber recognizes that if this subscription is rejected, in whole or in part, the funds and instruments delivered herewith, to the extent this subscription has been rejected, will be returned to the Subscriber without interest as soon as practicable.

     7. Non-Revocability. The Subscriber agrees that this Subscription Agreement may not be canceled, terminated or revoked, and that this Subscription Agreement and the Power of Attorney granted hereby are coupled with an interest and shall survive the death or disability of the Subscriber and shall be binding upon the heirs, executors, administrators, successors, and assignees of the Subscriber.

     8. Notice. Any notices or other communications in connection herewith shall be sufficiently given if sent by registered or certified mail, postage prepaid, and (i) if to the Partnership, at the address at the head of this Subscription Agreement, and (ii) if to the Subscriber, at the address set forth below, or (iii) at such other address as either the Subscriber or the Partnership shall designate to the other by notice in writing.

     9. Successors and Assignees. This Subscription Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the successors and assignees of the Partnership and to the personal and legal representatives, heirs, guardians, successors and permitted assignees of the Subscriber.

     10. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey and, to the extent it involves any United States statute, in accordance with the laws of the United States.

          IN WITNESS WHEREOF, the undersigned has executed and sealed this Subscription Agreement, this __ day of _______, 2000


                                                      --------------------------
                                                      Name of Subscriber


                                                      --------------------------
                                                      Signature of Subscriber


                                                      --------------------------
                                                      Residence Address


                                                      --------------------------
                                                      City, State and Zip Code


                                                      --------------------------
                                                      Social Security or Tax
                                                      Identification Number

Accepted:

Pollack Investment Partnership, L.P.

By: ------------------------
    Dennis Pollack

                           [Individual Acknowledgment]

State of                   )
                           )SS:
County of                  )

          On the day of , 2000, before me personally came to me known and known to me to be the individual described in and who executed the foregoing instrument, and (s)he duly acknowledged to me that (s)he executed the same.

                                                      --------------------------
                                                      Notary Public

                            [Corporate Acknowledgment

State of                   )
                           )SS:
County of                  )

          On the day of , 2000, before me personally came , to me known, who, being by me sworn, did depose and say that (s)he resides in , that (s)he is the of , the corporation described in and which executed the above instrument; and that (s)he signed such instrument by order of the board of directors of said corporation.

                                                      --------------------------
                                                      Notary Public

                          [Partnership Acknowledgment]

State of                   )
                           )SS:
County of                  )

          On the day of , 1999, before me personally came , who, being by me sworn, did depose and say that (s)he resides in , that (s)he is a general partner of , the partnership described in and who executed the above instrument, and (s)he is duly authorized to do so in the name of, and on behalf of, said partnership.

                                                      --------------------------
                                                      Notary Public

                             [Trust Acknowledgment]
State of                   )
                           )SS:
County of                  )

          On the day of , 1999, before me personally came , trustee under , to me personally known and known to me to be the individual described in and who executed the foregoing instrument, and (s)he duly acknowledged to me that (s)he executed the same.

                                                      --------------------------
                                                      Notary Public

                                  AMENDMENT #1
                             TO LIMITED PARTNERSHIP
                                  AMENDMENT #1
                             TO LIMITED PARTNERSHIP
                                 CERTIFICATE OF
                      POLLACK INVESTMENT PARTNERSHIP, L.P.
                             FILED DECEMBER 6, 2000

Section     1 The name of the Partnership is Pollack Investment
            Partnership, L.P.

            Statutory Authority for Amendment: 42:2A

Section 12 Section 12 of the Certificate of formation of the above-referenced business is hereby amended to add the following people and entities as limited partners:

NAME                                              CAPITAL CONTRIBUTION

William C. Kockler IRA                                $ 100,000.00
22291 Westchester Blvd.
Unit 506H Orangewood Commons
Port Charlotte, FL 33952

Thomas D. Cunningham IRA                              $ 100,000.00
8 Nearwater Rd.
Rowayton, CT 06853

Amos Linenberg IRA                                    $ 115,000.00
9 Powder Horn Green
Sparta, NJ 07657

Elaine Berkley                                        $ 100,000.00
89 Woodmont Dr. 10580
Woodcliff Lake, NJ 07675

Howard Silston                                        $ 100,000.00
2030 So. Ocean Drive
Apt. 1808 Hallandale, FL 33009

Pamela Jones                                          $ 100,000.00
8 Nearwater Rd.
Rowayton, CT 06853

George Saunders                                       $ 100,000.00
c/o Frank Boffa, CPA
383 Ridgedale Avenue
East Hanover, NJ 07936

Dorothy Sheppard                                      $ 200,000.00
23 East 10th Street
Suite 615
New York, NY 10003

James Rotundo                                         $ 200,000.00
65 West Edsall Blvd.
Palisades Park, NJ 07650

                                            POLLACK INVESTMENT PARTNERSHIP, L.P.


                                        By:
                                            Dennis Pollack, General Partner


                                            POLLACK INVESTMENT PARTNERSHIP, L.P.


                                        By:
                                            Lawrence B. Seidman, General Partner

Dated: January 25, 2001

STATE OF NEW JERSEY        )
                           ) ss:
COUNTY OF MORRIS           )

     On the 25th day of January 2001, before me personally came Dennis Pollack and Lawrence B. Seidman, to me known, who being by me sworn, did depose and say that they reside at 47 Blueberry Drive, Woodcliff Lake, NJ 07675 and 19 Veteri Place, Wayne, New Jersey 07470, respectively, that they are the General Partners of Pollack Investment Partnership, L.P. described in and which executed the above instrument.
                                             //Ruth W. Rivkind//

                                             Ruth W. Rivkind
                                             A Notary Public of New Jersey
                                             My Commission Expires Feb. 14, 2001